UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
________________________________________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ENCORE CAPITAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED APRIL 15, 2026
ENCORE CAPITAL GROUP, INC.
350 Camino De La Reina, Suite 100, San Diego, CA 92108
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2026
__________________________________________________________________________________________________________

Date and Time:	June 12, 2026, at 12:00 P.M., Eastern Time
Place:	The annual meeting will be a virtual meeting via live webcast on the internet at www.virtualshareholdermeeting.com/ECPG2026
Items of Business:
1.To elect eight directors, each for a term of one year;
2.To approve, in a non-binding advisory vote, the compensation of our named executive officers (often called the “say-on-pay” vote);
3.To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.To approve the Amended and Restated Encore Capital Group, Inc. 2017 Incentive Award Plan;
5.To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers;
6.To recommend, in a non-binding advisory vote, the frequency of future advisory votes to approve the compensation of our named executive officers; and
7.To transact such other business that may properly come before the meeting.

Record Date:
April 14, 2026 (the “Record Date”)
Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.

Mail Date:
We intend to mail the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about April 29, 2026, to our stockholders of record on the Record Date.

Participation in Virtual Meeting:
We are pleased to invite you to participate in our annual meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/ECPG2026. To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

Voting:	Your vote is important. Whether or not you plan to virtually attend the meeting, please submit your vote as soon as possible using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to virtually attend the meeting and vote should you so choose.

By Order of the Board of Directors,

Andrew Asch
Secretary
April    , 2026
San Diego, California
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

ENCORE CAPITAL GROUP, INC.
350 Camino De La Reina, Suite 100
San Diego, CA 92108
858-309-6442
_______________________________________________________________________________________________________
PROXY STATEMENT
_______________________________________________________________________________________________________

QUESTIONS ABOUT THE MEETING
Why am I receiving these materials?
The Board of Directors (our “Board”) of Encore Capital Group, Inc. (“Encore” or the “Company”) has made these materials available to you in connection with the Board’s solicitation of proxies for use at the 2026 annual meeting of stockholders of Encore Capital Group, Inc., to be held via a live webcast on the internet at www.virtualshareholdermeeting.com/ECPG2026 on June 12, 2026 at 12:00 p.m. Eastern time, or at such other time and place to which the annual meeting may be adjourned or postponed. We are pleased to be furnishing our proxy materials to stockholders primarily over the internet. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs, and reduce the environmental impact of our 2026 annual meeting. On or about April 29, 2026, we will mail to our stockholders of record on April 14, 2026 a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access this proxy statement and our annual report, and how to vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice.

What is the purpose of the annual meeting?
At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including (1) the election of eight directors, (2) the approval, by non-binding vote, of the compensation of our named executive officers, (3) the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm, (4) the approval of the Amended and Restated Encore Capital Group, Inc. 2017 Incentive Award Plan, (5) the approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers, and (6) the recommendation, by non-binding vote, of the frequency of the non-binding stockholder vote on the compensation of our named executive officers. In addition, representatives of BDO USA, P.C. will be given an opportunity to make a statement and to respond to questions regarding the audit of our consolidated financial statements.

Who is entitled to vote?
Only stockholders of record at the close of business on the Record Date, April 14, 2026, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on the Record Date, April 14, 2026, there were                 outstanding shares of our common stock, each of which is entitled to cast one vote.

Information about the Virtual Annual Meeting
The 2026 annual meeting will be a virtual-only meeting held via webcast on June 12, 2026, at 12:00 p.m. Eastern Time. The annual meeting will be accessible at www.virtualshareholdermeeting.com/ECPG2026. We are utilizing the virtual meeting format to enhance stockholder access and encourage participation and communication with our management. We believe this format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, and equally, using any internet-connected device from any location around the world at no cost. We believe a virtual meeting saves the Company’s and stockholders’ time and money.
We want to ensure that all stockholders are afforded the same rights and opportunities to participate, including access to the Board and our management, as they would at an in-person meeting. All members of the Board and all executive officers are expected to join the annual meeting and be available for questions, and we are committed to acknowledging each relevant question we receive, subject to the guidelines described below and in our Rules of Conduct and Procedures, which will be available on the annual meeting website.

How to Access and Participate in the Annual Meeting
•Visit the annual meeting website at www.virtualshareholdermeeting.com/ECPG2026; and
•Enter your 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
Only stockholders of record at the close of business on the Record Date, April 14, 2026, are entitled to vote their shares and have the opportunity to submit questions during the Annual Meeting. Stockholders will need their unique 16-digit control number to vote and submit questions. All others without a control number will be able to join the meeting as guests; however, they will not be able to vote or submit questions during the meeting.

How to Submit Questions for the Annual Meeting
Stockholders may submit questions during the Annual Meeting by:
•accessing the annual meeting website as described above;
•typing the question into the “Submit a Question” field; and
•clicking “Submit.”
Questions submitted that are pertinent to the Company and the items being voted on by stockholders during the Annual Meeting will be read aloud and answered, as time permits and in accordance with Annual Meeting Rules of Conduct and Procedures. Questions regarding personal matters, including those related to employment or service issues, or related to strategic transactions are not pertinent to meeting matters and, therefore, will not be answered. Questions and answers will be grouped by topic and substantially similar questions will be grouped, summarized and answered together due to time constraints. Our Investor Relations representative or General Counsel will respond to other questions not answered during the Annual Meeting, as appropriate.

Technical Assistance
If you encounter any technical difficulties when accessing or using the annual meeting website, please call the technical support number that will be posted on the annual meeting website login page. The annual meeting website is supported on browsers and devices running the most updated version of applicable software and plugins.

Who can attend the meeting?
All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting. Others may attend the meeting at our discretion. If you have any questions or wish to obtain directions to virtually attend the annual meeting and to vote, please call our Investor Relations representative, at 858-309-6442.

What constitutes a quorum?
The presence at the meeting, virtually or represented by proxy, of a majority of the outstanding shares of common stock entitled to vote on the Record Date will constitute a quorum, which will permit us to hold the annual meeting and conduct business. Withheld votes, abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote by proxy before the meeting?
Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company):
•By internet at www.proxyvote.com;
•By telephone at 1-800-690-6903; or
•By mail, if you received a printed copy of the proxy materials, by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the internet and by telephone. Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a bank, broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. You have the right to direct your bank or broker on how to vote the shares in your account, and your ability to vote by telephone or via the internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the internet or telephone.

May I vote my shares at the meeting?
Yes. You may vote your shares electronically at the virtual meeting, even if you previously submitted a proxy card or voted by internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

What if I submit a proxy and then change my mind?
You may revoke your proxy at any time before it is exercised:
•By filing with the Corporate Secretary of Encore a notice of revocation at the address shown on the first page of this proxy statement;
•By sending in another duly executed proxy bearing a later date; or
•By virtually attending the meeting and casting your vote electronically.

What are the Board’s recommendations for how I should vote my shares?
If you sign and return your proxy card with voting instructions, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you sign and return a proxy card but do not fill out the voting instructions on the proxy, the persons named on the proxy card will vote in accordance with the recommendations of our Board. The Board recommends that you vote your shares as follows:
Proposal 1 – FOR the election of each of the eight director nominees for a term of one year.
Proposal 2 – FOR, in a non-binding advisory vote, the compensation of our named executive officers (often called the “Say-on-Pay Vote”).
Proposal 3 – FOR the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Proposal 4 – FOR the approval of the Amended and Restated Encore Capital Group, Inc. 2017 Incentive Award Plan.
Proposal 5 – FOR the approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers.
Proposal 6 – ONE YEAR, in a non-binding advisory vote, for the frequency of future non-binding advisory stockholder votes to approve the compensation of our named executive officers.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?
Election of Directors. Directors shall be elected by a plurality of the votes cast, meaning that the eight nominees who receive the most votes will be elected to our Board. With respect to the election of directors for the Board, you may vote “FOR” or “WITHHOLD” with respect to each nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will have no effect on the proposal to elect the directors other than that it will be counted for purposes of determining whether there is a quorum present at the annual meeting. Notwithstanding the foregoing, we have adopted a Majority Voting Policy that is described on page 12 of this proxy statement.
Amendment of our Certificate of Incorporation. The approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal.
Non-Binding Vote to Recommend the Frequency of a Non-Binding Stockholder Vote to Approve the Compensation of the Company’s Named Executive Officers. You may vote in favor of holding future non-binding votes on the compensation of the Company’s named executive officers every one year, every two years or every three years, or you may choose to abstain. The affirmative vote of a majority of the shares voting, represented at the meeting or by proxy, on this proposal shall determine the stockholders' preference with regard to the frequency of future advisory votes on the compensation of the Company's named executive officers. In the event that no frequency option receives such a majority of the votes cast, the Company will consider the frequency option that receives the greatest number of votes to be the option selected by stockholders. This vote is advisory and non-binding on the Company, the Board of Directors or any committee thereof. A properly executed proxy marked “ABSTAIN” with respect to this matter will not be voted and will not be counted in determining the number of shares necessary for approval, although it will be counted for purposes of determining whether there is a quorum present.
Other Items. For each other item, the affirmative vote of the majority of the shares voting for or against, represented at the meeting or by proxy, on the item will be required for such item’s approval, meaning that a majority of votes cast must be voted “FOR” the proposal for it to be approved. With respect to any proposal other than the election of directors you may vote “FOR,” “AGAINST” or “ABSTAIN.” A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted and will not be counted in determining the number of shares necessary for approval, although it will be counted for purposes of determining whether there is a quorum present.
Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. A “broker non-vote” will occur if you are the beneficial owner of shares held by a broker or other nominee and you do not provide the broker or nominee with voting instructions on the election of directors (Proposal 1), the vote to approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (Proposal 2), the vote to approve the Amended and Restated Encore Capital Group, Inc. 2017 Incentive Award Plan (Proposal 4), the vote to approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers (Proposal 5) or the non-binding advisory vote, for the frequency of future non-binding advisory stockholder votes to approve the compensation of our named executive officers (Proposal 6). Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. A broker non-vote is not considered a vote cast and will not have any effect on the outcome of Proposal 1, Proposal 2, Proposal 4 or Proposal 6. Because Proposal 5 requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon, broker non-votes will have the same effect as a vote “AGAINST” this proposal.
Shares represented by “broker non-votes” will be counted in determining whether there is a quorum.
Under applicable listing exchange rules, brokers and custodians may vote on the ratification of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 in their discretion, but any broker non-votes would have no effect on the outcome of this matter.

Who pays for the cost of this proxy solicitation?
We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. In addition to the solicitation of proxies by mail, our officers, directors and employees may solicit proxies in person, by telephone or by facsimile, none of whom will receive additional compensation for those services.

How many annual reports and proxy statements are delivered to the same address?
If you and one or more of our other stockholders share the same address, it is possible that only one annual report and proxy statement was delivered to your address unless we have received contrary instructions from one or more of the stockholders. This is known as “householding.” Any registered stockholder who wishes to receive separate copies of an annual report or proxy statement at the same address now or in the future may: (1) call toll free at 1-800-579-1639 or call Encore at 858-309-6442 or (2) mail a request to receive separate copies to: Encore Capital Group, Inc., 350 Camino De La Reina, Suite 100, San Diego, CA 92108, Attention: Corporate Secretary, and we will promptly deliver the annual report and/or proxy statement to you. Stockholders who own our common stock through a broker and who wish to receive separate copies of an annual report and proxy statement should contact their brokers directly. Stockholders currently receiving multiple copies of an annual report and proxy statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number or address listed above.

CORPORATE GOVERNANCE

Board Meetings and Committees
The Board met 8 times during 2025 and otherwise acted by unanimous written consent. In 2025, each incumbent director attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which he or she served, in each case held during such director’s period of service.
In 2025, the Board had four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance (“NCG”) Committee; and the Risk Committee. The members of our Board and the composition of the Board’s standing committees as of December 31, 2025 and the number of meetings held in 2025 are reflected in the table below.

Name	Board	Audit	Compensation	NCG	Risk
William C. Goings(1)	●		●	●
Ash Gupta	●	●			●
Wendy G. Hannam(2)	●	●			●
Jeffrey A. Hilzinger(1)	●		●	●
Angela A. Knight	●		●	●
Michael P. Monaco	●	●
Laura Newman Olle	●		●		●
Richard P. Stovsky	●	●			●
Ashish Masih	●
Number of Meetings	8	8	6	6	4
● Chair           ● Member
________________________________
(1)In September 2025, Messrs. Goings and Hilzinger became Chairs of the Nominating and Corporate Governance Committee and Compensation Committee, respectively.
(2)In March 2026, Ms. Hannam notified the Company that she would not stand for re-election as director at the Company’s 2026 annual meeting. The Company has appointed Mr. Gupta as Chair of the Risk Committee effective after the Company’s 2026 annual meeting.
Our Board has adopted written charters for each of its standing committees and each of those written charters is available on our website at www.encorecapital.com. Click on “Investors,” then “Corporate Governance” and then the respective committee charters. The standing committees each assess the adequacy of their charters annually. Information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.
Audit Committee. We have a standing Audit Committee that is responsible for assisting the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
Among other things, the Audit Committee has the authority and responsibility under its charter to:
•appoint our independent auditors and regularly review their performance and internal control procedures and material issues raised by our independent auditors;
•approve audit and non-audit services and fees;
•review and approve the internal audit function, including the charter, the effectiveness of internal audit, the internal audit plan, and results of internal audits as they relate to finance and accounting;
•review and evaluate our financial statements, accounting principles and system of internal controls regarding finance and accounting;
•review and evaluate reports from the independent auditors concerning all critical accounting policies and practices used by the Company;
•establish procedures for receiving and responding to complaints or concerns regarding our internal controls or other auditing matters;

•support the Board by primarily overseeing those risks that may directly or indirectly affect the Company’s financial statements, including the areas of financial reporting, internal controls and compliance with public reporting requirements;
•review and approve related person transactions; and
•consider other appropriate matters regarding our financial affairs.
Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers, administering our equity-based plans and periodically reviewing our compensation plans, with authority to adopt such plans.
Among other things, the Compensation Committee has the authority and responsibility under its charter to:
•review and approve our policies on executive compensation, benefits and perquisites, including incentive cash compensation plans, or other forms of executive incentives;
•review and approve the compensation, benefits and perquisites of the Chief Executive Officer (“CEO”), who serves as our principal executive officer, and the Compensation Committee refers its determination and approval of the same to the Board for ratification;
•review and approve the compensation, benefits and perquisites of all executive officers;
•review and evaluate the compensation and benefits for non-employee directors and, if appropriate, recommend changes to the Board; and
•consider, approve and administer our incentive compensation plans and equity-based plans in which directors, the CEO, other executive officers and other employees and consultants may be participants.
The Compensation Committee may delegate any of its responsibilities to subcommittees or any committee member, except that it shall not delegate its responsibilities for any matters that involve executive or director compensation or any matters where it has determined such compensation is intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934 pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”
The Compensation Committee may delegate its responsibilities with respect to the administration of the incentive compensation, equity compensation, deferred compensation, and employee pension and welfare benefit plans to the Company’s officers and employees, as consistent with applicable law, who may also utilize the services of third-party administrators, record keepers, consultants, and other service providers.
The Compensation Committee sets the corporate performance goals and objectives for the executive officers and also sets the individual performance goals and objectives for the CEO and evaluates their performance with respect to those goals. The Compensation Committee sets the executive officers’ compensation based upon the evaluation of their performance and approves all employment and severance agreements with such executives. In evaluating executive officer compensation, the Compensation Committee may retain the services of compensation consultants and considers recommendations from the CEO with respect to performance and compensation of the other executive officers. The Compensation Committee also periodically reviews compensation for non-employee directors.
The CEO is not present when the Compensation Committee reviews and establishes the compensation, benefits and perquisites of the CEO. Although the CEO generally makes recommendations to the Compensation Committee with respect to executive compensation decisions other than for himself, including base salaries, cash incentives and equity-based awards, the Compensation Committee has in the past determined compensation, benefits or perquisites that were different from those recommended by the CEO.
The Compensation Committee approves all grants of equity-based awards to executives. The Board and the Compensation Committee have delegated authority to the CEO to approve grants of equity awards to non-executive employees, subject to share and grant date fair value limitations and continued oversight by the Compensation Committee. Equity award grants to executives are determined based on a periodic review by the Compensation Committee regarding appropriate incentives, which review includes consideration of competitive market compensation data, with recommendations typically originating from the CEO based on each executive’s individual performance, consistent with the criteria established in the long-term incentive program adopted by the Compensation Committee.

The Compensation Committee has the specific authority to hire outside advisors and consultants in its discretion at our expense. The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to provide comprehensive executive compensation consulting advice. A more detailed description of FW Cook’s activities for the Compensation Committee is provided in the Compensation Discussion and Analysis section of this proxy statement.
Nominating and Corporate Governance Committee. The function of the Nominating and Corporate Governance Committee is to consider and recommend qualified candidates for election as directors of the Company, to make recommendations to the Board regarding the size and composition of the Board and to develop and recommend to the Board matters related to corporate governance.
Among other things, the NCG Committee has the authority and responsibility under its charter to:
•make recommendations to the Board concerning the size and composition of the Board;
•identify, screen and evaluate proposed candidates for the Board;
•to the extent deemed appropriate, retain third party search firms or other advisors to identify and evaluate director nominee candidates;
•recommend to the Board nominees to fill vacancies on the Board;
•annually review the Board committee structure and recommend to the Board for its approval directors to serve as members of each committee;
•recommend to the Board a process to review the effectiveness of the Board and its members, and to oversee that review process;
•develop and recommend to the Board a succession plan for the CEO role, and periodically to review that succession plan;
•make recommendations to the Board regarding governance matters, including, but not limited to, the Company’s certificate of incorporation, bylaws, and the charters of the Board’s other committees;
•develop, oversee, and periodically update as necessary, an orientation program for new directors and a continuing education program for current directors; and
•review the Company’s environmental, social and governance (“ESG”) strategy, initiatives and policies and receive updates from the Company on significant ESG activities.
Prior to each annual meeting of stockholders, the NCG Committee identifies nominees to serve on the Board by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. The NCG Committee or the Board decides whether to nominate a member for re-election based on considerations, including, but not limited to, the value of continuity of service by existing members of the Board and the desired size and composition of the Board. The NCG Committee may from time to time identify new nominees for the Board based on the desired skills and experience of a new nominee considering the criteria described below. Current members of the NCG Committee, the Board and management are polled for suggestions as to individuals meeting the desired criteria. Third party search firms or other advisors may also be retained to identify qualified individuals.
The NCG Committee has not set specific minimum qualifications or criteria for nominees. We appreciate the value of the members of the Board bringing a mix of background, qualifications and experiences, which improves the quality of discussions, enhances Board culture and contributes to a more effective decision making process, but we do not have a specific policy regarding Board diversity. The NCG Committee evaluates the entirety of a nominee’s credentials and considers a broad range of factors in evaluating prospective director nominees, including the following:
•the appropriate size of the Board;
•a candidate’s knowledge, skills and experience, including experience in business, finance, technology, credit, strategy, asset and capital allocation, accounting or administration, considering prevailing business conditions, the needs of the Company and the knowledge, skills and experience already possessed by other members of the Board;

•whether a candidate is “independent,” as defined by Nasdaq Listing Rules and other applicable rules, and whether circumstances exist that may create the appearance of a conflict of interest;
•a candidate’s familiarity with accounting rules and practices applicable to our business;
•a candidate’s international business experience;
•a candidate’s character, integrity and reputation for working constructively with others;
•whether a candidate has sufficient time available to devote to the duties of a director of the Company;
•the desire to assemble a Board that is strong in its collective knowledge and has a variety of skills, viewpoints, professional and personal experience, race, ethnicity, age and gender;
•the importance of maintaining productive working relationships among the Board members and between the Board and management for the benefit of all stockholders; and
•recognition of both the considerable benefit of continuity and the fresh perspective provided by the periodic introduction of new members and retirement of current members.
The NCG Committee assesses the effectiveness of its efforts when it evaluates the Board’s composition as a part of the annual nomination process.
The NCG Committee will consider stockholder nominations for directors submitted in accordance with the procedures set forth in Section 3.14 of our Bylaws. The committee will consider each candidate equally based on the factors listed above, regardless of whether the candidate is recommended by a stockholder for election to our Board or is recommended by a member of the Board or a third-party search firm. The procedures for stockholder nominated director candidates provide that a notice relating to the nomination in connection with an annual meeting must be timely given in writing to: Encore Capital Group, Inc., Attention: Corporate Secretary, 350 Camino De La Reina, Suite 100, San Diego, CA 92108. To be timely, the notice must be delivered within the time period described in the “Stockholder Proposals and Nominations” section of this proxy statement. Such notice must be accompanied by the nominee’s written consent to serve if elected, must contain information relating to the business experience and background of the nominee and provide information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder and otherwise comply with the requirements outlined in our Bylaws.
Risk Committee. The Risk Committee assists the Board in its oversight of our risk governance structure, including the Enterprise Risk Management framework and the policies, procedures and practices utilized to manage risk.
Among other things, the Risk Committee has the authority and responsibility under its charter to:
•oversee our risk governance structure, including the Enterprise Risk Management framework;
•review and approve any risk appetite statement of the Company and management’s proposed approach to risk tolerance (such approval is ratified by the Board), including overseeing the development of appropriate risk capacity, risk tolerances and key risk indicators;
•review and approve our risk management policies and procedures dealing with risk identification and risk assessment for the principal operational, business and compliance risks facing the Company, including but not limited to, the risks and responses associated with: strategy; finance and accounting; investment and financial performance; liquidity; legal and regulatory compliance; data management and analytics; information security (including cyber security) and privacy; information technology; people; operations and third-party management;
•review management’s efforts to foster a Company-wide culture that supports appropriate risk awareness and identification, escalation and appropriate treatment of risks that exceed designated risk tolerance levels;
•discuss with management and our Chief Risk & Compliance Officer our major risk exposures and review the steps management has taken to monitor and control those exposures, including our risk assessment and risk management policies;
•provide oversight of the Company’s crisis management framework, including the Company’s incident response plans;

•review our internal audit work plan to ensure alignment with identified risks and risk governance needs; and
•oversee the investigation of, and may also request the investigation of, any significant instance of noncompliance with laws or the Company’s compliance programs, policies or procedures.

Other Corporate Governance Matters
Director Independence. The Board has determined that all members of the Board other than Mr. Masih are “independent directors” within the meaning of Nasdaq listing standards. During its independence review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries, affiliates and significant stockholders. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The Board has determined that each member of the Board’s Audit, Compensation, and NCG Committees is independent (or similarly designated) based on the Board’s application of the standards of Nasdaq, the Securities and Exchange Commission (the “SEC”) or the Internal Revenue Service (the “IRS”), as appropriate for such committee membership.
Annual Board and Committee Evaluations. Our Board conducts an annual self-evaluation aimed at enhancing its effectiveness. As part of the evaluation, each director completes a written questionnaire that is designed to gather suggestions for improving Board effectiveness and to solicit feedback on a range of issues, including Board operations and priorities, Board and committee structure, the flow of information from management, and agenda topics. In addition, from time to time, we have engaged independent third party advisors to assist in our Board self-evaluation process and to assess the effectiveness of our Board. Any feedback is evaluated and actions are implemented, as appropriate, to further enhance the operations of the Board and its committees.
Each of our standing committees also conducts its own annual self-evaluation, which includes a written questionnaire and evaluation session led by the respective committee chairs. The NCG Committee annually appraises the framework for our Board and committee evaluation processes.
Audit Committee Financial Expert. The Board has determined that Mr. Stovsky qualifies as an “audit committee financial expert,” as defined in SEC regulations, and also possesses the financial sophistication and requisite experience as required under Nasdaq listing standards.
Board Leadership Structure. The Board evaluates its leadership structure on an ongoing basis according to what the Board considers to be best for the Company at any given point in time. Currently, we separate the roles of non-executive Chairman and CEO. The Board believes that having a separate non-executive Chairman and CEO provides an effective leadership model for the Company and provides the benefit of the distinct abilities and experience of both the non-executive Chairman and CEO.
Our non-executive Chairman, Michael P. Monaco, provides overall leadership to the Board in its oversight function. Our CEO, Ashish Masih, is responsible for setting the strategic direction for the Company and the day-to-day leadership and overall operating performance of the Company. We believe the separation of offices ensures the independence of the Board and allows Mr. Monaco to focus on managing Board matters and Mr. Masih to focus on managing our business. Having the CEO serve on our Board ensures that the Board contains the individual most familiar with the Company’s business and industry and promotes open communication between management and our directors. The CEO provides advice and recommendations to the full Board for the Board’s consideration.
Code of Ethics. The Board has adopted a code of ethics entitled the “Standards of Business Conduct” applicable to our directors and all employees and officers of the Company, including our principal executive officer, principal accounting officer and principal financial officer. A copy of the Standards of Business Conduct is available on our website at www.encorecapital.com. Click on “Investors,” then “Corporate Governance” and then “Standards of Business Conduct.” We may post amendments to or waivers of the provisions of the Standards of Business Conduct, if any, made with respect to any of our directors and executive officers on that website, unless otherwise required by Nasdaq listing standards to disclose any waiver in a Current Report on Form 8-K. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.
Risk Oversight. Our management has day-to-day responsibility for identifying risks and assessing them in relation to Company strategies and objectives; implementing suitable risk mitigation plans, processes and controls; and appropriately managing risks in a manner that serves the best interests of the Company and its stockholders. While the Board has retained the responsibility for general oversight of key strategic risks, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight.

•The Risk Committee oversees and reviews the Company’s risk governance structure, including the Enterprise Risk Management (“ERM”) program (which includes risk tolerance), and risks related to, among other things, operations, compliance and information security. The Company’s various operating subsidiaries also have general corporate governance structures and, depending on their operations and market, have also established board committees or processes to manage risk and compliance relative to their specific operations.
•The Audit Committee primarily oversees those risks that may directly or indirectly affect our financial statements, including the areas of financial reporting, internal controls and compliance with public reporting requirements. The Audit Committee also assists the Board by overseeing and reviewing the internal audit function.
•The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from employee compensation policies and practices.
•The NCG Committee oversees risks related to corporate governance matters and processes including the Company’s ESG program. The committee also oversees risk related to talent management and succession planning for the Company’s executives.
Our Risk Committee is responsible for overseeing our information security risks. Our Risk Committee receives quarterly reports from our Chief Information Officer and our information security team with respect to our information security program, which includes cybersecurity risk assessments, security monitoring, incident response policies, regulatory compliance, and employee training. To ensure the integrity and reliability of our information security environment, we periodically engage outside specialists to examine and test our systems, technical posture as well as our detection and response capabilities, including our disaster recovery plans. Through this work, we adopt recommendations and adjust our information and cybersecurity posture to the constantly changing threat landscape. We continually strive to enhance our preventive and defensive capabilities in alignment with globally recognized information security frameworks, maintain appropriate information security risk insurance policies, and implement other measures to mitigate or minimize the impacts from potential threats.
Each standing committee routinely provides reports to the full Board at regular meetings concerning the activities of the committee and actions taken by the committee since the last regular meeting. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the CEO and management responsible for assessing, managing and mitigating our risk exposure and the Board and its committees providing oversight in connection with those efforts.
Communications with Directors. We have not adopted a formal process for stockholder communications with the Board. Given our size, the Board does not deem it necessary to formally adopt a written policy regarding stockholder communications. Stockholders, however, can contact the Board or an individual director by writing to: Board of Directors, Encore Capital Group, Inc., 350 Camino De La Reina, Suite 100, San Diego, CA 92108, Attention: Corporate Secretary. Absent unusual circumstances or as contemplated by committee charters, communications received in writing are distributed to members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.
Outside Advisors. The Compensation Committee has engaged FW Cook to assist it in carrying out its responsibilities with respect to the Company’s executive compensation programs. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and determined that FW Cook is independent and its work for the Compensation Committee does not raise any conflict of interest. In addition, various committees of the Board may hire outside legal counsel or other advisors from time to time to provide additional advice.
Executive Sessions of Independent Directors. Independent Board members meet without management present following regularly scheduled Board meetings and at any other time deemed appropriate by the Board.
Policy Regarding Directors’ Attendance at Annual Meetings. We encourage directors to attend our annual meeting, but we do not have a policy that requires the attendance of all directors at our annual meeting. Each of our current directors attended our 2025 annual meeting of stockholders.

Majority Voting Policy. The Company has adopted a Majority Voting Policy, which states that in an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from election than votes “for” such election shall promptly tender a resignation to the Board for consideration.
The NCG Committee shall promptly consider the resignation offer and recommend to the Board action with respect to the tendered resignation, which may include (1) accepting the resignation, (2) maintaining the director but addressing the underlying cause of the “withheld” votes, (3) determining not to renominate the director in the future, (4) rejecting the resignation or (5) any other action the NCG Committee deems to be appropriate and in the best interest of the Company. In considering what action to recommend with respect to the tendered resignation, the NCG Committee will take into account all factors deemed relevant, including without limitation, any stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the Board, the director’s contributions to the Company, the mix of skills and backgrounds of the directors and whether accepting the tendered resignation would cause the Company to fail to meet any applicable requirements of the SEC or the Nasdaq Stock Market. Except in certain special circumstances, any director who tenders a resignation pursuant to this provision shall not participate in the NCG Committee review and recommendation process or the Board’s consideration regarding the action to be taken with respect to the tendered resignation.
The Board will act on the NCG Committee’s recommendation no later than 90 days following certification of the stockholder vote. Following the Board’s decision on the NCG Committee’s recommendation, the Company will promptly disclose the Board’s decision with respect to the tendered resignation and will provide a description of the process by which the decision was reached in a Current Report on Form 8-K filed with the SEC.
To the extent that one or more directors’ resignations are accepted by the Board, the NCG Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

General
Our Board currently consists of nine members, each with a term expiring at the 2026 annual meeting. In March 2026, Ms. Hannam informed the Board that she would not stand for re-election at the 2026 annual meeting. As a result, the Board determined to reduce the size of the Board from nine to eight members, effective as of the 2026 annual meeting. The NCG Committee of the Board has recommended, and the Board has nominated, the incumbent directors listed below for election at the 2026 annual meeting.
If any nominee named below is unable or declines to serve as a director, the Board may change the number of seats on the Board or may designate an alternate nominee to fill the vacancy. If a substitute nominee is named, the proxy holders will vote the proxies held by them for the election of such person, unless contrary instructions are given. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director continues until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Required Vote
Directors shall be elected by a plurality of the votes cast, meaning that the eight nominees who receive the most votes will be elected to our Board. Votes “withheld” with respect to the election of one or more directors and broker non-votes will have no effect on the proposal other than that they will be counted for purposes of determining whether there is a quorum present at the annual meeting. Notwithstanding the foregoing, we have adopted a Majority Voting Policy that is described on page 12 of this proxy statement.

The Board of Directors recommends a vote FOR the election of each of the eight director nominees for a term of one year.

Director Demographics
Of the nominees, six are male and two are female. Of the nominees, five are White, two are Asian and one is Black.

Director Nominees
Set forth below is certain biographical information about each of our nominees to the Board.

Name	Age	Position(s)
Michael P. Monaco	78	Non-Executive Chairman and Director
William C. Goings	68	Director
Ashwini (Ash) Gupta	73	Director
Jeffrey A. Hilzinger	68	Director
Angela A. Knight	75	Director
Laura Newman Olle	73	Director
Richard P. Stovsky	68	Director
Ashish Masih	60	President, Chief Executive Officer and Director

MICHAEL P. MONACO. Mr. Monaco has served as a director since August 2014. He served as a Senior Advisor to FTI Consulting, Inc. from July 2017 to April 2018. He served as the Senior Managing Director at CDG Group, LLC, a New York-based firm specializing in restructurings, mergers and acquisitions and crisis and turnaround management from 2002 until CDG Group, LLC was acquired by FTI Consulting, Inc. in July 2017. He previously served as Chairman and Chief Executive Officer of Accelerator, LLC, a provider of outsource services, from 2000 to 2002. He served as a Vice Chairman of Cendant Corporation from 1996 to 2000. In addition, Mr. Monaco served as the Executive Vice President and Chief Financial Officer of the American Express Company from 1990 to 1996. He was previously a director of iPayment, Inc., a leader in the payment processing industry, and the International Securities Exchange. Mr. Monaco also previously served as a director of I.D. Systems, Inc., a publicly traded company, from 2002 to June 2014. Mr. Monaco is also a Certified Public Accountant. His additional qualifications to serve on the Board include experience in public company accounting, risk management, disclosure, and financial system management, leadership experience in the financial services industry, and service as a public company director.
WILLIAM C. GOINGS. Mr. Goings has served as a director since September 2022. Mr. Goings served as Executive Vice President of TD Bank Group and President of TD Insurance from 2010 to 2012. Additionally, Mr. Goings served as Senior Vice President of TD Bank Group and President and Chief Operating Officer of TD Insurance from 2009 to 2010. Prior to joining TD Bank Group, Mr. Goings held various business leadership and operational roles at Genworth Financial Inc. from 2004 to 2009 and with GE Capital from 1996 to 2004. Mr. Goings has worked for global companies as a business unit chief executive officer and in functional roles in strategic planning, international business development, e-business, and corporate banking. Mr. Goings is a director of TrueBlue, Inc., The Penn Mutual Life Insurance Company, and AARP Services Inc. Mr. Goings is a National Association of Corporate Directors member and holds an MBA from the Kellogg School of Management at Northwestern University. Mr. Goings brings extensive governance and work experience to the board, currently serving in director leadership roles on several boards, with relevant prior global business operating experience, strategic planning, leadership development, and a problem-solving, results-oriented approach.
ASH GUPTA. Mr. Gupta has served as a director since September 2015. Mr. Gupta retired from American Express Company in March 2018 after 40 continuous years of service as an executive officer, including serving as President – Global Credit Risk & Information Management from 2016 to 2018. Previously, he was the company’s Chief Risk Officer and was instrumental in successfully guiding American Express through the Great Recession. He is currently, a board member and chair for Corridor Platforms Inc. and an advisor to global consulting firm Oliver Wyman. Mr. Gupta earned an MBA from Columbia University and a bachelor’s degree in Engineering from Indian Institute of Technology (IIT), Delhi. He serves on the non-profit board of New York Chapter of National Association of Corporate Directors (NACD) and on the advisory board of South Asian Youth Action (SAYA!). Mr. Gupta’s qualifications to serve on the Board include his significant experience as an executive officer of a public international finance company and his experience related to risk and information management.
JEFFREY A. HILZINGER. Mr. Hilzinger has served as a director since September 2019. He previously served as Chief Executive Officer, President and a director of Marlin Business Services Corp., a publicly-traded bank holding company, from June 2016 until it was acquired in January 2022. From 2010 to May 2016 Mr. Hilzinger served in positions of increasing responsibility at Everbank Commercial Finance, Inc., most recently as President. In 2004, Mr. Hilzinger co-founded US Express Leasing, Inc. and served as its Chief Financial Officer until it was acquired by Everbank Financial Corporation in 2010. Mr. Hilzinger co-founded Aternus Partners, LLC, a management consulting firm, and served as a Managing Director until 2004. From 1979 until it was acquired by GE Capital in 2002, Mr. Hilzinger served in various regional and global leadership roles with Heller Financial, Inc. and certain of its subsidiaries and affiliates. Mr. Hilzinger’s qualifications to serve on the Board include his experience as the Chief Executive Officer of a publicly-traded company, his substantial experience in the financial services industry, his experience interacting with regulatory authorities and his experience leading businesses located outside of the United States.
ANGELA A. KNIGHT CBE. Ms. Knight has served as a director since September 2019. Ms. Knight has been a Non-Executive Director of Arbuthnot Banking Group plc since September 2023 and its principal subsidiary Arbuthnot Latham & Co Ltd since June 2016. In November 2021, Ms. Knight was appointed as the non-executive chair of the board of directors of Pool Reinsurance Company LTD (PoolRe), Britain’s leading terrorism reinsurer. Ms. Knight is the chair of the board of Astana Financial Services Authority, a regulator set up by the Kazakhstan Government, under English law and UK/international regulatory standards. Since 1997, Ms. Knight has held several Non-Executive Directorships, including Vanquis plc (formerly known as Provident Financial plc) from August 2018 to January 2025, Taylor Wimpey plc from November 2016 to April 2022, TP ICAP plc (previously Tullett Prebon) from September 2011 to May 2021, Brewin Dolphin plc from 2007 to 2017, where she was the Senior Independent Non-Executive Director and also chaired the Dublin subsidiary, until December 2018 and was the Chairman of the UK

Treasury sponsored body, the Office of Tax Simplification, until March 2019. She was the Chief Executive Officer of Energy UK from 2012 to 2014, and prior to that was the Chief Executive Officer of the British Bankers’ Association, from 2007 to 2012. Between 1997 and 2006, Ms. Knight was the Chief Executive Officer of the Association of Private Client Investment Managers and Stockbrokers. Ms. Knight started her career at Air Products and Chemicals where she worked for five years, primarily as a development engineer and project leader. In 1977, she set up Cook & Knight (Metallurgical Processors) and was Joint Managing Director until the company was sold in 1988. She became a member of Sheffield City Council in 1987 and was elected as the Member of Parliament for Erewash in the East Midlands in 1992. She was the Parliamentary Aid to the Minister for Industry in 1993, then to the Chancellor of the Exchequer in 1994, before becoming Economic Secretary to HM Treasury from 1995 to 1997. Ms. Knight has a BSc degree in Chemistry from Bristol University. Ms. Knight’s qualifications to serve on the Board include her substantial experience in international financial services, operations in regulated industries and service on international boards.
LAURA NEWMAN OLLE. Ms. Olle has served as a director since February 2014. Ms. Olle retired from Capital One Financial Corporation, a publicly traded bank holding company specializing in credit cards, home loans, auto loans, banking and savings products, in 2007, where she served as Chief Enterprise Risk Officer. She joined Capital One in 1999 as Senior Vice President of Information Technology Systems Development. Prior to Capital One, Ms. Olle served as Senior Vice President of Information Systems and Services at Freddie Mac. She has also previously held key information technology positions at the Marriott Corporation and worked as a management consultant at Arthur Young and Company. Ms. Olle previously served as a board member of Morgan Stanley Bank, N.A. (MSBNA) and Morgan Stanley Private Bank, National Association (MSPBNA), which are U.S. bank operating subsidiaries of Morgan Stanley. Ms. Olle is a former Certified Public Accountant. Ms. Olle’s qualifications to serve on the Board include her broad experience interacting with regulatory authorities and developing and overseeing enterprise risk management and information technology programs at complex financial institutions.
RICHARD P. STOVSKY. Mr. Stovsky has served as a director since August 2018. Mr. Stovsky retired from PricewaterhouseCoopers LLP (“PwC”) in June 2018. Mr. Stovsky joined PwC in August 1983, and held positions of increasing responsibility, most recently as a Vice Chairman. Mr. Stovsky served as a member of the board, audit and compliance committee and compensation committee of Olympic Steel, Inc. from May 2020 until its merger with Ryerson Holding Corp in February 2026. Mr. Stovsky has served on the board of Ryerson Holding Corp since February 2026. Mr. Stovsky serves on several non-profit organization Boards of Directors/Trustees including The Cleveland Orchestra, The 50 Club of Cleveland, The Cleveland Museum of Art, Bluecoats of Cuyahoga County, The Cleveland Foundation and University School. Mr. Stovsky is a Certified Public Accountant and is licensed to practice law in the state of Ohio. Mr. Stovsky’s qualifications to serve on the Board include his experience as a certified public accountant, and his substantial experience in providing tax and overall business advice in a variety of industries.
ASHISH MASIH. Mr. Masih has served as a director and our President and Chief Executive Officer since June 2017. He previously served as Executive Vice President and President of Midland Credit Management, Inc. (“MCM”), the Company’s domestic operating subsidiary, from November 2016 until June 2017 and other senior roles in operations and corporate development at Encore from when he joined the Company in 2009 until November 2016. From 2001 until joining the Company, Mr. Masih was employed at Capital One Financial Corporation where he held senior roles in its U.S. credit card business. Prior to joining Capital One, Mr. Masih worked at McKinsey & Company and KPMG Consulting. In 2019, Mr. Masih was named by the U.S. Secretary of Commerce to the U.S.-India CEO Forum, which brings together business leaders from both nations to discuss ways to strengthen economic and commercial ties. From 2013-2015, Mr. Masih was elected to the Receivables Management Association (RMA International, previously DBA International) board of directors, where he served as both a director and a member of its Federal Legislative and Regulatory Committee. Mr. Masih earned an MBA from The Wharton School of the University of Pennsylvania, a Master of Science in Manufacturing Systems Engineering from Lehigh University and a bachelor’s degree in Mechanical Engineering from the Indian Institute of Technology, New Delhi, India. Mr. Masih’s qualifications to serve on the Board include his experience as director and CEO of the Company as well as his significant experience in our industry.

EXECUTIVE OFFICERS
Set forth below is certain biographical information about each of our current executive officers. Executive officers are appointed by the Board and serve at the discretion of the Board.

Name	Age	Position(s)
Ashish Masih	60	President and Chief Executive Officer
Tomas C. Hernanz	47	Executive Vice President, Chief Financial Officer and Treasurer
Ryan B. Bell	47	President, Midland Credit Management
John Yung	61	President of International and Cabot Credit Management
Andrew E. Asch	52	Senior Vice President, General Counsel, Government Affairs and Corporate Secretary
ASHISH MASIH. For biographical information, see Election of Directors (Proposal No. 1) above.
TOMAS C. HERNANZ. Mr. Hernanz has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2025. Mr. Hernanz joined Cabot Credit Management (“Cabot”), the Company’s European operating unit, in July 2016 and has served in positions of increasing responsibility, most recently as Chief Financial Officer of Cabot since October 2022. Mr. Hernanz has also served in positions of increasing responsibility at the Company in the treasury, finance and investor relations functions, most recently as Senior Vice President, Corporate Finance & Investment Risk Management. From 2009 to 2016, Mr. Hernanz held various positions at Ondra Partners, a financial advisory firm, most recently as a partner. Prior to 2016, Mr. Hernanz served in various positions at Goldman Sachs and Citigroup. Mr. Hernanz received his bachelor’s degree in International Business Administration from Universidad Pontificia Comillas, Spain.
RYAN B. BELL. Mr. Bell joined the Company in September 2011 and has served in positions of increasing responsibility and was promoted to President of MCM in January 2020. From September 2000 to August 2011, he held positions of increasing responsibility at Capital One Financial Corp. including as Director of Operations Strategy and Execution from January 2009 to August 2011. Mr. Bell earned a bachelor's degree in Management Information Systems (graduating cum laude) from Texas A&M University and an MBA (graduating Beta Gamma Sigma) from The Cox School Business at Southern Methodist University.
JOHN YUNG. Mr. Yung joined the Company in 2015 and has served as our President of International and Cabot Credit Management since May 2023, prior to which Mr. Yung served as Senior Vice President, Chief Global Strategist and Growth Officer. Before joining Encore, Mr. Yung was a co-founder of ZenBanx Holding Ltd., an international fintech company, which was acquired by Sofi. Prior to that, Mr. Yung held several positions at ING Direct USA, including Head of Consumer Lending and Head of Customer Research and Analytics. Mr. Yung also served in executive positions with Bank of America, MBNA and Sears Roebuck and Co. Mr. Yung earned a Bachelor of Arts in Economics from the University of California Davis, and a Master of Business Administration in Finance and Marketing from Duke University.
ANDREW E. ASCH. Mr. Asch has served as Senior Vice President and General Counsel since August 2022 and has overseen the Company’s government affairs function since November 2024. Mr. Asch joined the Company in April 2010 and previously served as General Counsel of MCM beginning in March 2016. Prior to joining MCM, Asch served as Senior Counsel at Roll International Corporation (now The Wonderful Company), and practiced law at the firms Katten Muchin Rosenman L.L.P. and Fulbright & Jaworski L.L.P. Mr. Asch received his bachelor’s degree in political science from University of California, Los Angeles and his JD from the University of Southern California, Gould School of Law.

COMPENSATION DISCUSSION AND ANALYSIS – EXECUTIVE SUMMARY

Introduction
This Compensation Discussion and Analysis is intended to provide an understanding of our compensation philosophy, objectives and practices; our compensation setting process; the elements of our executive compensation program; and the compensation of each of the following individuals, who were our Named Executive Officers (“NEOs”) for 2025:

Name	Title
Ashish Masih	President and Chief Executive Officer
Tomas C. Hernanz	Executive Vice President, Chief Financial Officer, and Treasurer(1)
Ryan B. Bell	President, Midland Credit Management
John Yung	President, International and Cabot Credit Management
Andrew E. Asch	Senior Vice President, General Counsel, Government Affairs and Secretary
Jonathan C. Clark	Former Executive Vice President, Chief Financial Officer, and Treasurer(1)
________________________________
(1)Mr. Hernanz became the Executive Vice President, Chief Financial Officer and Treasurer after Mr. Clark’s retirement on March 31, 2025.

2025 Performance Compensation and Resulting Performance Award Achievement
2025 was a tremendous year for Encore, marked by disciplined investment, strong execution, and continued progress toward our long term objectives. In 2025 we established new records for global portfolio purchasing and collections, grew our receivable portfolios and delivered a strong ROIC (defined below) while reducing our leverage and returning $90 million of capital to shareholders through share repurchases. While 2025 reflected a year of strong operating and financial performance, several of our performance awards are earned based on cumulative performance over a multi‑year period, which impacted overall achievement levels.

Performance Metrics
Adjusted EBITDA(1)	2025 ROIC(2)	3-Year Average Annual ROIC(3)	3-year TSR vs. S&P SmallCap 600 Financial Sector Index(4)
$677 million 103% Increase from Prior Year	13.7%	9.4%	21st Percentile

Performance-Award Achievement
KCP Funding %(5)	2025 Performance Stock Earned - Tranche 1 (ROIC)(6)	Performance Stock Vesting (ROIC)(7)	Performance Stock Vesting (TSR)(7)
177.3%	200% Earned	97% Vested	0% Vested
________________________________
(1)Adjusted EBITDA is the primary financial performance measure used for calculating annual KCP bonus awards. Adjusted EBITDA is a non-GAAP Metric. See Appendix A for a reconciliation to GAAP.
(2)Amount represents Pre-Tax Return on Invested Capital (“ROIC”) for 2025, which is the metric used in measuring performance for Tranche 1 of the ROIC PSUs granted in 2025. See Appendix A for a calculation of ROIC and a reconciliation to GAAP.
(3)Amount represents the average annual ROIC for the three-year period from 2023 through 2025, which is the metric used in measuring performance for the ROIC PSUs eligible to vest for the three-year performance period concluding in 2025. See Appendix A for a calculation of ROIC and a reconciliation to GAAP.
(4)The Company’s relative total stockholder return (“Relative TSR”) over a performance period from March 2023 (time of grant) to December 2025 compared to the other companies in the S&P SmallCap 600 Financial Sector Index (at the time of grant).
(5)Represents Key Contributor Plan (“KCP”) funding percentage, which is the baseline funding of the KCP bonus payout for our NEOs.
(6)Represents performance vesting on Tranche 1 of the 2025 ROIC PSUs, which will cliff vest on March 9, 2028 subject to continued employment.
(7)Represents actual vesting on PSUs that were eligible to vest based on the achievement of certain ROIC and relative TSR targets for the three-year performance period concluding in 2025.

2025 Elements of Compensation
The following chart describes the main elements of our 2025 compensation program for our NEOs.

	Base Salary	Key Contributor Plan (“KCP”) Bonus	Restricted Stock Units	Performance Stock Units (ROIC)	Performance Stock Units (TSR)
Form of Compensation	Cash		Equity
Type	Fixed	Performance-Based	Variable	Performance-Based
Purpose	Attract and Retain Talent	Drive Short-Term Performance	Drive Long-Term Performance, Align Management Interests with those of Stockholders and Promote Retention
Period / Performance Period	Ongoing	1 Year	3 Years (one-third vesting each year)	Annual goals for a 3-year period, performance measured annually (100% of earned awards vest at end of the 3-year period)	3 Years (100% of earned awards vest at end of the 3 year period)
Performance Measures	N/A	Adjusted EBITDA, Consumer Experience, People Initiatives and Strategic Initiatives	Time Vested	Annual ROIC	TSR compared to Constituents of the S&P Small Cap 600 Financial Sector Index
Payment/Vesting Date	Ongoing	Paid Annually in March for Prior Year Performance	Annually in March	Vesting is 3 Years after Grant / Granted Annually in March
Performance Determination	Based in part on Individual Performance, Experience and Expertise	Formulaic + Compensation Committee Discretion	Formulaic	Formulaic; Compensation Committee Verifies Performance

Pay for Performance and Alignment with Stockholders
The main elements of our compensation program are designed to deliver pay for performance and align the interests of our executives with those of our long-term stockholders. Approximately 87% of the CEO’s target 2025 compensation is “at-risk,” with value delivery tied to either the achievement of performance targets or stock price performance. Similarly, on average, 73% of the target 2025 compensation of our other NEOs is “at-risk.” The mix of target direct compensation for our CEO and other NEOs for 2025 is shown below:

Key Governance and Pay Practices

Practices We Engage In		Practices We Do Not Engage In
✓	Majority of executive pay “at-risk”	✗	Compensation programs that encourage excessive risk taking
✓	Regular reviews of compensation programs and practices	✗	Excise tax gross-ups
✓	Stock ownership requirements	✗	Excessive benefits or perquisites
✓	Compensation recoupment (or clawback) policies	✗	Repricing stock options without stockholder approval
✓	Annual say-on-pay vote	✗	Pledging and hedging of Company stock
✓	Independent compensation consultant
✓	Use of peer groups

“Say-on-Pay” Advisory Vote on Executive Compensation
At our 2025 annual meeting of stockholders, a non-binding, advisory vote was taken with respect to the compensation of the Company’s NEOs (commonly referred to as a “say-on-pay” vote). Approximately 98% of the votes cast were for the approval of our executive compensation program. We value this endorsement by our stockholders of our executive compensation program and policies, and the Compensation Committee continues to look for ways to enhance our executive compensation program.
We solicit a “say-on-pay” vote every year, including at this year’s annual meeting of stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Philosophy and Objectives
The principal objectives of our executive compensation program are:
•Motivate our executive officers to achieve both short- and long-term goals that promote sustained stockholder value;
•Retain and attract highly-talented executive officers who possess the skills and competencies needed for us to execute our strategy and achieve our objectives;
•Encourage and reward corporate and individual performance, innovation and growth, without promoting undue risk; and
•Reinforce our Company Mission, Vision, and Values.
We seek to achieve these objectives by creating a compensation program that focuses on:
•Pay for Performance: the majority of our NEO’s target compensation is “at risk” and directly linked to both Company and individual performance;
•Competitive Market Practice: providing total compensation opportunities that are competitive with peers to attract and retain executives with exceptional levels of experience, skills and education;
•Stockholder Alignment: aligning executives with the long-term interests of stockholders through equity-based compensation, “at-risk” compensation tied to the achievement of challenging performance goals that promote long-term stockholder value, and stock ownership requirements; and
•Retention: establishing multi-year vesting for equity compensation such that an executive must remain with the company to receive value from an award.

How We Make Compensation Decisions
Role of the Compensation Committee.  The Compensation Committee meets regularly throughout the year, although its primary decision-making occurs in the first quarter, when it: (1) approves total target compensation levels for our NEOs for the current fiscal year, including any adjustment to salaries, target annual KCP bonus opportunities and annual equity grant values; (2) determines whether performance targets have been satisfied for performance-based equity granted during previous fiscal years; and (3) approves payments under the KCP and any other cash bonuses applicable to our executive officers for the previous fiscal year. The Compensation Committee met 6 times in 2025, and otherwise acted by unanimous written consent.
Role of the Independent Compensation Consultant.  Since 2015, the Compensation Committee has engaged FW Cook as its independent compensation consultant to assist in structuring the Company’s executive and non-employee director compensation programs. FW Cook:
•Regularly attends Compensation Committee meetings, including meeting in executive session with the Compensation Committee;
•Provides advice on the appropriateness and competitiveness of our executive compensation program relative to market practice, including advising the Compensation Committee on the selection of our peer group for benchmarking;
•Consults on executive compensation trends and developments;
•Consults on various executive compensation matters and recommends program designs and practices to support our business and human capital strategies and objectives;
•At the direction of the Compensation Committee, cooperates with management to compile market data and review the appropriateness of such data; and
•At the direction of the Compensation Committee, works with management to assess the potential risks arising from our compensation policies and practices.

Role of Management. The Compensation Committee generally solicits management’s input with respect to the executive compensation program. The CEO and representatives from the Human Resources and Legal departments generally attend Compensation Committee meetings to make presentations/recommendations regarding, and to discuss management’s viewpoint on, various compensation matters related to pay levels, program design, and related policies. The CEO is not present for deliberations regarding his own compensation.
Compensation Peer Group. The Compensation Committee uses a peer group to review the competitiveness of executive pay levels and program design, consider the retention value of compensation and provide market context for other compensation design and award decisions. The Compensation Committee engages FW Cook to assist with the review of, and to make recommendations relating to, the selection of companies to be included in the “Compensation Peer Group.”
The following table sets forth the companies included in Compensation Peer Group used to review executive compensation for 2025, which were identified based on industry, business complexity, revenue and market capitalization value. With respect to revenue and market capitalization value, peer companies were generally limited to those with revenue between 0.33-3.0x the Company’s size and market capitalization value between 0.25-4.0x the Company’s size at the time we developed the peer group. At the time the Compensation Peer Group was approved by the Compensation Committee, the Company was positioned just above the median with respect to revenue and between the median and 25th percentile with respect to market capitalization value.

2025 Compensation Peer Group(1)
Credit Acceptance Corporation	Navient Corporation
CSG Systems International, Inc.	Nelnet, Inc.
Enova International, Inc.	PRA Group, Inc.
ePlus Inc	PROG Holdings
FirstCash Holdings, Inc.	SLM
Green Dot Corporation	Walker & Dunlop, Inc.
LendingClub	WEX
LendingTree	World Acceptance Corporation
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(1)Compared to the prior peer group, CURO Group was removed because it was delisted from NASDAQ and MoneyGram was removed as it was acquired. LendingClub and SLM were added based on industry and business profiles.
“Say-on-Pay” Advisory Vote on Executive Compensation. The Compensation Committee considered the results of the 2025 advisory vote and other factors in evaluating the Company’s executive compensation programs as discussed herein. Given the significant support received in 2025, no changes were made to the Company’s executive compensation program and policies as a result of the 2025 “say-on-pay” vote.

Overview of 2025 Compensation

Base Salary.
Our philosophy is to pay base salaries that are commensurate with the NEO’s experience and expertise, taking into account, among other things, the recommendation of FW Cook and competitive market data for executives with similar roles and responsibilities. The Compensation Committee does not benchmark to a specific percentile within that data. The Compensation Committee reviews each NEO’s base salary annually considering market salary data, relative compensation within the executive group, an assessment of corporate performance, as well as individual performance of each NEO and other relevant considerations.

Name	Base Salary at December 31, 2024	Base Salary at December 31, 2025	% Increase
Ashish Masih	$900,000	$927,000	3.0%	(1)
Tomas C. Hernanz	N/A	$500,000	N/A	(2)
Ryan B. Bell	$551,079	$568,989	3.2%	(1)
John Yung	$501,750	$536,873	7.0%	(1)
Andrew E. Asch	$428,007	$457,967	7.0%	(1)
Jonathan C. Clark	$696,594	N/A	0.0%	(3)
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(1)Base salary increases received in March 2025 were in connection with the Compensation Committee’s annual review of salaries. The base salary increase for Mr. Yung reflects the continued transition into his role as President, International and Cabot Credit Management. The increase for Mr. Asch included an approximately 4.0% market adjustment in addition to a merit increase.
(2)Mr. Hernanz, was appointed as Executive Vice President, Chief Financial Officer and Treasurer effective April 1, 2025.
(3)Mr. Clark retired from the Company on March 31, 2025; prior to his retirement his annual base salary was $696,594.

KCP Bonus.
KCP Bonus Overview. KCP bonus is an annual cash bonus plan designed to motivate and reward achievement of our short-term business goals as well as to attract and retain highly-talented individuals. The KCP bonus opportunity for each NEO is defined as a percentage of their base salary and can be earned from 0%-to-200% of target based on both the Company’s achievement of annual operational performance objectives, as well as the NEO’s individual performance during the applicable year. Company and individual goals are established in the first quarter of the year and are designed to incentivize management to drive strong operating performance that supports the creation of stockholder value.
Assessing Performance for Funding and Payout. Baseline funding of the 2025 KCP bonus is determined by the level of achievement against goals in the following four categories: financial performance; consumer experience; people initiatives; and strategic initiatives. The underlying performance measures are key drivers of our success and stockholder value, and are intended to advance innovation and reinforce our Company Mission, Vision and Values. Each of these performance measures is also directly affected by the decisions of the NEOs. The resulting funding percentage is then subject to an adjustment of +/- 5% based on a recommendation from the Risk Committee derived from its assessment of the Company’s risk management performance (the “Risk Management Adjustment”). For 2025, the Company selected Adjusted EBITDA as the performance measure for the financial performance category, because the Company believes it reflects the Company’s overall earnings performance and provides a clear connection between incentive outcomes and the Company’s reported financial results. The Company also increased the weighting of the financial performance category from 50% to 60% to further align our executives’ annual bonuses with stockholder value creation. Below is a table of the 2025 KCP bonus performance measures, their relative weights and the calculated funding results based on performance in 2025 against pre-established targets and the Risk Management Adjustment:

Performance Category	Performance Measures	Weighting	Element Funding %
Financial Performance	Adjusted EBITDA	60.0%	200.0%	(1)
Consumer Experience	Call Quality and Consumer Satisfaction Scores	15.0%	157.9%	(2)
People Initiatives	Employee Survey Results and Talent Retention Rates	15.0%	157.8%	(3)
Strategic Initiatives	Achievement of Certain Milestones for Strategic Initiatives	10.0%	100.0%	(4)

Risk Management Adjustment	Risk Committee's assessment of performance related to risk management	95%-105% Multiplier	100.0%	(5)

Calculated 2025 KCP Funding %			177.3%

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(1)In March 2025, the Compensation Committee established the target for Adjusted EBITDA of $522.0 million, which would provide funding at 100%. Achievement of threshold performance of $417.6 million would fund at 50% and achievement at or above maximum performance of $626.4 million would fund at 200%. The calculation of the achievement for this metric was formulaic based on 2025 actual performance compared to target. Actual performance was $677.0 million, a 103% increase from the prior year and 129.7% of the target established at the start of the year, resulting in funding at maximum on this measure. Adjusted EBITDA is defined as income before interest, taxes, depreciation and amortization; stock-based compensation expenses; acquisition, integration and restructuring related expenses; and other charges or gains that are not indicative of ongoing operations. Adjusted EBITDA is a non-GAAP Metric. See Appendix A for a reconciliation to GAAP.
(2)In alignment with our Values, we promote a strong culture of treating consumers with respect, honesty, and empathy, and keep customer service and compliance at the core of our business strategy. To reinforce this principled intent, the Compensation Committee established performance measures and targets based on customer satisfaction scores and “call quality” scores, where each call is rated on a scale of 0-100% based on not only compliance with all relevant laws and regulations, but also performance against certain internal standards designed and established to, among other things, improve consumer experience. The calculation of the achievement and related funding for these performance measures was formulaic based on 2025 actual performance compared to previously established targets. For 2025, the Company performed slightly above the challenging targets established for consumer satisfaction scores and above maximum for the call quality scores.
(3)We value our people. The Compensation Committee established performance targets related to employee survey results and retention rates for key employee populations. The calculation of the achievement and related funding for the employee survey results and retention rates was formulaic based on 2025 actual performance compared to previously established targets. For 2025, the Company achieved between target and maximum funding for both its employee survey results and employee retention rates.
(4)The Compensation Committee established certain milestones for strategic initiatives related to operational and liquidation improvements. The calculation of the achievement, and the related funding, for the strategic initiatives was approved by the Compensation Committee based on the achievement of certain previously established milestones.
(5)The Risk Committee performed an assessment and recommended that the Compensation Committee apply a 100% achievement with respect to the risk management multiplier as a result of management’s decisions and actions during the year.

The Compensation Committee then adjusted KCP payouts based on its assessment of each executive’s individual performance and contributions recognizing that the executive team’s effective collaboration, operational discipline, and sustained focus on long‑term value creation resulted in new records for global portfolio purchasing and collections. The CEO’s individual performance was evaluated by the Compensation Committee based on a performance review completed by all independent directors of the Board. The CEO provided the Compensation Committee with performance assessments for each of the executive officers, including the NEOs. The Compensation Committee then reviewed individual performance and contributions including, for Mr. Masih, his leadership with respect to the Company’s overall strategy and operations; for Mr. Hernanz successful results with respect to financial oversight, balance sheet strength and capital allocation priorities; for Mr. Bell his leadership of MCM, which achieved outstanding performance and had record portfolio purchasing and collections in 2025; for Mr. Yung his leadership and continued focus on operational excellence and cost management at Cabot; and for Mr. Asch, his continued leadership with respect to legal and regulatory matters. Based on the analysis above, the Compensation Committee established KCP bonus payments for each of our NEOs (other than Mr. Clark) at 113% of the funded amount. The Compensation Committee established the following KCP bonus payments to the following NEOs for 2025:

	Target Bonus		Performance		Actual
Name	% of Base Salary	2025 KCP Bonus Target(1)	Company KCP Funding %	Individual %	2025 KCP Bonus Received	Bonus Paid as a % of Target
Ashish Masih	125.0%	$1,153,756	177.3%	113%	$2,307,449	200.0%
Tomas C. Hernanz(2)	81.7%	$385,951	177.3%	113%	$771,880	200.0%
Ryan B. Bell	100.0%	$566,339	177.3%	113%	$1,132,647	200.0%
John Yung	100.0%	$531,667	177.3%	113%	$1,063,324	200.0%
Andrew E. Asch	60.0%	$272,121	177.3%	113%	$544,226	200.0%
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(1)The KCP bonus target is generally calculated as base salary earned during the year multiplied by the KCP bonus target percentage established by the Compensation Committee for each NEO. The threshold KCP bonus percentage was 50.0% of target and the maximum bonus percentage for each executive was 200% of target.

(2)Mr. Hernanz was promoted to the position of EVP, Chief Financial Officer of the Company effective April 1, 2025. His target bonus percentage was prorated based on an 85% target for the period after his promotion and a 66.7% target for January 1, 2025 to March 31, 2025. The resulting 81.7% target was applied to his prorated salary for 2025.

Long-term Equity Incentive Awards
Our long-term equity incentive awards are intended to create a direct correlation between the Company’s financial and stock price performance and compensation paid to our NEOs. Specifically, our long-term equity incentive awards are intended to motivate, retain and, in the case of new hires, attract our NEOs; assist in building equity ownership of our NEOs to further align their long-term interests with those of our stockholders; and reward the creation of stockholder value.
The target value of annual equity awards granted to NEOs is determined by the Compensation Committee taking into account market data, individual performance, relative compensation within the executive group, the individual’s ability to drive Company results, leadership potential and retention. Aggregate equity costs are also evaluated in the context of the dilutive effect to stockholders. Equity awards for our CEO in 2025 were targeted as a mix of 33.3% RSUs and 66.7% PSUs. Of the PSUs, 25% are ROIC PSUs and 75% are TSR PSUs (based on their dollar-denominated values). This reflects an increase in the proportion of TSR‑based awards for the CEO compared to prior years to further strengthen alignment with stockholders by placing greater emphasis on sustained relative share price performance and value creation measured directly through stockholder returns. Equity awards for the remainder of our NEOs in 2025 were targeted as a mix of 50% RSUs and 50% PSUs. Of the PSUs, 50% are ROIC PSUs and 50% are TSR PSUs (based on their dollar-denominated values).
In 2025, the Compensation Committee approved the grant of equity awards to our NEOs with the following target values:

Name	Target RSU Value ($)	RSU(1) (#)	Target ROIC PSU Value ($)	Target ROIC PSU(1)(2)(3) (#)	Target TSR PSU Value ($)	Target TSR PSU(1)(2) (#)	Total Target Equity Award Value ($)
Ashish Masih	$1,665,000	46,586	$835,000	23,363	$2,500,000	68,493	$5,000,000
Tomas C. Hernanz	$475,000	13,290	$237,500	6,645	$237,500	6,506	$950,000
Ryan B. Bell	$550,000	15,388	$275,000	7,694	$275,000	7,534	$1,100,000
John Yung	$525,000	14,689	$262,500	7,344	$262,500	7,191	$1,050,000
Andrew E. Asch	$312,500	8,743	$156,250	4,371	$156,250	4,280	$625,000
Jonathan C. Clark	$—	—	$—	—	$—	—	$—
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(1)Unit amounts were determined by dividing the targeted value by $35.74, the closing price on the date of grant for the RSUs and ROIC PSUs, and by $36.50, the grant date fair value as determined under a Monte Carlo valuation in accordance with accounting rules, for the relative TSR PSUs.
(2)Amounts represent target shares.
(3)Because of the accounting rules governing preparation of the Summary Compensation Table, the aggregate amounts reported as Stock Awards for 2025 in the Summary Compensation Table are different than the target award values set forth in the table above. The Company granted ROIC PSUs with annual goals on March 9, 2025 based on a closing price of $35.74; however the goals for each performance year were not established until April 15, 2025, which had a closing price of $29.92. Under the applicable accounting rules, the Summary Compensation Table reflects the value of grants made during the year as of when the performance goals had been set.
(4)Mr. Clark retired from the Company on March 31, 2025 and did not receive any equity grants in 2025.

Restricted Stock Units.
2025 Time-Based Restricted Stock Units. The time-based RSUs granted to NEOs on March 9, 2025 under the 2017 Incentive Award Plan (the “2017 Plan”) vest in three equal annual installments on each of March 9, 2026, March 9, 2027 and March 9, 2028 subject to continued employment with the Company on the applicable vesting date.

Performance Equity.
For 2025 performance-based equity awards, the Compensation Committee granted a combination of ROIC PSUs and TSR PSUs.
2025 ROIC PSUs. The ROIC PSUs granted to NEOs in 2025 will cliff vest on March 9, 2028 based on the Company’s performance against pre-established annual pre-tax ROIC targets for each of the years 2025 through 2027, subject to the NEO’s continued employment. If threshold goals are achieved, then at least 50% of the target ROIC PSUs will be earned, and if the maximum goals are achieved or exceeded, then 200% of the target ROIC PSUs will be earned.
We believe ROIC is helpful in evaluating the efficient and effective use of capital, and is an important driver of long-term stockholder return. Management uses ROIC to monitor and evaluate operating performance relative to our invested capital. ROIC is calculated as last twelve months adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as average Net Debt plus average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two. Net Debt is GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash.
For the ROIC PSUs granted in 2025, the annual ROIC target for 2025 was a range 10.3% to 11.0% and the Company’s actual annual ROIC attained for 2025 was 13.7%, which resulted in performance vesting as detailed below. These ROIC PSUs will cliff vest on March 9, 2028, subject to the NEO’s continued employment.

	Annual ROIC Performance Range
	Threshold	Target	Maximum	Annual ROIC Result	Vesting Percentage
2025 ROIC PSU Grant Tranche 1	8.2%	10.3% to 11.0%	13.2%	13.7%	200.0%	(1)
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(1)     Represents the maximum amount as 2025 ROIC exceeded the maximum goal of 13.2%. See Appendix A for a calculation of ROIC and a reconciliation to GAAP.
2025 TSR PSUs. The 2025 TSR PSUs have a performance period that runs from March 2025 through December 2027 and will cliff vest on March 9, 2028 based on the Company’s relative TSR for the performance period compared to the other companies in the S&P SmallCap 600 Financial Sector Index as of the date of grant and provided that the applicable NEO remains continuously employed through that date. The Compensation Committee chose relative TSR as an objective metric to evaluate our performance against the performance of other broadly similar companies and to align the interests of our NEOs with the interests of stockholders. The Compensation Committee worked with FW Cook to select the S&P SmallCap 600 Financial Sector Index as the comparator group.
Zero to 150% of the target TSR PSUs are eligible to vest, depending on the Company’s relative TSR percentile ranking, as set forth in the table below. No TSR PSUs will vest if our relative TSR performance is below the 30th percentile. If our relative TSR percentile ranking is above the 30th percentile and between the levels shown in the table below, the portion of the TSR PSUs that vests is linearly interpolated between the two nearest vesting percentages, as follows; however, if our absolute TSR for the performance period is negative, the number of TSR PSUs that will vest is capped at 100% of the target number of shares regardless of our percentile ranking:

Relative Total Stockholder Return Percentile v. S&P Small Cap 600 Financial Sector Index Companies	TSR PSUs Earned as a percentage of Target
70th or above	150%
50th	100%
30th	50%
below 30th	0%

2023 ROIC PSUs. The ROIC PSUs granted to NEOs in 2023 were designed to cliff vest on March 9, 2026 based on the Company’s performance against a pre-established three-year average annual pre-tax ROIC target, subject to the NEO’s continued employment. If a threshold goal was achieved, then at least 50% of the target ROIC PSUs were eligible to vest, and if the maximum goal was achieved or exceeded, then 200% of the target ROIC PSUs were eligible to vest.
For the ROIC PSUs granted in 2023, the average annual ROIC target for the three-year period from 2023 to 2025 was 9.5% and the Company’s actual average annual ROIC attained for the same period was 9.4%, which resulted in vesting as detailed below:

	3-Year Average Annual ROIC Performance Range
	Threshold	Target	Maximum	3-Year Average Annual ROIC Result	Vesting Percentage
2023 ROIC PSU Grant	7.6%	9.5%	11.4%	9.4%	97.4%	(1)
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(1)     Amount was calculated as the interpolated difference between 7.6% (threshold goal) and 9.5% (target goal). See Appendix A for a calculation of ROIC and a reconciliation to GAAP.
The total number of 2023 ROIC PSUs that vested for 2025 are as follows:

Name	2023 ROIC PSU Grant (#)	Vesting Percentage	2023 ROIC PSU Grant - Total Vesting (#)
Ashish Masih	14,482	97.4%	14,105
Tomas Hernanz(1)	—	—	—
Ryan B. Bell	4,244	97.4%	4,133
John Yung	2,372	97.4%	2,310
Andrew E. Asch	1,997	97.4%	1,945
Jonathan Clark	5,493	97.4%	5,350
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(1)     Mr. Hernanz was promoted to EVP, Chief Financial Officer and Treasurer effective in April 2025 and did not receive a 2023 ROIC PSU award.
2023 TSR PSUs. The TSR PSUs granted to NEOs in 2023 had a performance period that ran from March 2023 through December 2025 and were eligible to cliff vest on March 9, 2026 based on the Company’s relative TSR for the performance period compared to the other companies in the S&P SmallCap 600 Financial Sector Index as of the date of grant. The design of the 2023 TSR PSUs was similar to the 2025 TSR PSUs. Based on performance that was below the 30th percentile threshold, the 2023 TSR PSUs did not vest, as detailed below:

Description	3-Year Relative TSR Performance	Vesting Percentage
2023 TSR PSU Grant	21st percentile	0%

Severance Arrangements. Our NEOs each have severance arrangements, which are discussed below in the “Potential Payments Upon a Termination or Change in Control” section. Provisions included under the Separation Plan are designed to provide an important safety net that allows these executives to focus on our business and pursue the course of action that is in the best interests of our stockholders by alleviating some concerns regarding their personal financial well-being in the event of an involuntary termination independent of or in connection with a change-in-control transaction. We do not have single-trigger equity vesting acceleration or cash payments upon a change in control and we do not provide excise tax gross-ups. We believe that the provisions of our severance arrangements are consistent with the principal objectives of our compensation programs, are well aligned with competitive market practice, and that the payments that would be triggered upon termination are at appropriate levels. The executives are subject to certain restrictions, including (among other things) covenants for non-solicitation and non-disparagement and are required to execute a general release, in exchange for receiving the financial and other benefits under their agreements. We believe imposition of these restrictions serves our best interest and the best interests of our stockholders.
Other Benefits and Programs. Our NEOs in the United States are eligible to participate in benefit programs designed for all of our full-time employees. These programs include a tax qualified 401(k) savings plan, medical, dental, disability and life insurance programs and a matching charitable gift program. We also offer an executive health screening program whereby our executives may obtain a comprehensive physical examination every two years.

Other Compensation Arrangements
John Yung International Assignment. The Company has entered into an International Assignment Agreement (“Assignment Agreement”) with Mr. Yung for his temporary international assignment in the United Kingdom. The Assignment Agreement provides for reimbursement of certain relocation expenses, relocation, transportation and cost of living allowances, reimbursement of certain housing and travel expenses, tax planning and preparation assistance, tax equalization, and reimbursement of certain repatriation costs at the end of the assignment. Mr. Yung completed his international assignment in 2025.
Jonathan Clark Transition and Consulting Agreement. On March 28, 2025, the Company and Mr. Clark entered into a Transition and Consulting Agreement (the “Consulting Agreement”). Under the terms of the Consulting Agreement, Mr. Clark will serve as a senior advisor to the Company providing services and advice with regard to the business, finances and operations of the Company as requested by the CEO or CFO for up to 30 hours each month for a 24-month period beginning on April 1, 2025. Consistent with the terms of Mr. Clark’s outstanding equity awards and subject to his continued service as a consultant, Mr. Clark’s outstanding equity awards will remain outstanding and will continue to vest based on the vesting dates and, for performance stock units, the achievement of applicable Company performance goals as set forth in and subject to the terms of the applicable award agreements. Mr. Clark was not eligible to receive an annual bonus for 2025 and the Company did not grant any equity awards to Mr. Clark during 2025. Pursuant to the terms of the Consulting Agreement, Mr. Clark provided the Company with a release of claims and is subject to certain non-competition, non-solicitation, non-disparagement and confidentiality covenants.
Tomas Hernanz Letter Agreement. On March 31, 2025, Mr. Hernanz received an offer letter in connection with his promotion to EVP, Chief Financial Officer and Treasurer. The offer letter established, among other things, his base salary, KCP bonus target percentage, target equity award amounts and relocation package (including reimbursement for housing and relocation related expenses as well as the tax impacts incurred in connection with such payments).

Executive Compensation Governance Policies
Insider Trading Policy: Pledging and Hedging Restrictions. We have adopted policies and procedures that govern the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, other covered persons and the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standards. Our comprehensive insider trading policy, among other things, provides that our employees, officers, directors and key consultants shall not engage in transactions which limit their downside exposure to our securities (“hedging transactions”) such as short sales or the purchase or sale of puts, calls or other derivatives of our securities. The purpose of this policy, among other things, is to assist our employees in avoiding potential conflicts of interest. The policy also prohibits the purchase of Company securities on margin and the pledging of Company securities and contains additional restrictions applicable to insiders, including our executive officers and directors. A copy of our Insider Trading Policy is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

Policies on the Timing of Equity Awards.  Our current compensation program does not include the award of stock options. We do not have a formal policy regarding the timing of equity awards in relation to the disclosure of material nonpublic information by the Company. However, our long-standing historical practice has been to make grants of equity awards on a predetermined schedule with annual grants on March 9 and any new hire or other off-cycle grants occurring on May 15, August 15 or November 15. These dates follow the release of our annual or quarterly financial results and occur when our stock trading window for our insiders is typically open. As a result, our equity awards are typically not made at a time when possession of material nonpublic information is anticipated. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Recovery Policies.  The Compensation Committee has adopted the Encore Capital Group, Inc. Compensation Recovery Policy under which the Compensation Committee may clawback cash and equity incentive compensation (including time-vesting and performance-vesting equity compensation) paid, granted or awarded to a senior executive if it determines the senior executive has committed misconduct that causes demonstrably significant financial and/or reputational harm to the Company. We have also adopted the Encore Capital Group, Inc. Policy for Recovery of Erroneously Awarded Compensation, which requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, and which can be recovered from time-vesting or performance-vesting equity compensation (in addition to other forms of compensation).
Stock Ownership Requirements. The Compensation Committee maintains equity ownership requirements to promote substantial equity ownership by the Company’s management and align their interests with the interests of our long-term stockholders. Each executive is required to own equity equal to a multiple of their base salary, reflecting each executive’s role and level of responsibility at the Company. For the purposes of these requirements, all shares owned and unvested RSUs are included in the calculation and are valued based on the Company’s stock price as of the last trading day of the prior year. Unexercised stock options and unearned PSUs are not included in the calculation. Executives have five years from their appointment as an executive officer to attain the required level of ownership. Executives who have not yet met their equity ownership requirements are required to retain 100% of their after-tax shares until the share ownership requirement is met. All NEOs except Mr. Hernanz have met their applicable equity ownership requirements. Mr. Hernanz was promoted in April 2025 and has until April 2030 to meet such requirements.

Title/Position	Stock Ownership Requirements
Chief Executive Officer	6x Base Salary
EVP(1)	3x Base Salary
SVP	2x Base Salary
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(1)     The Chief Financial Officer position, the President, Midland Credit Management position and the President of International and Cabot Credit Management position are executive vice president (EVP) level positions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2025, the members of the Compensation Committee were Jeffery Hilzinger, Laura Newman Olle, Angela K. Knight, William C. Goings and Ash Gupta (through September 1, 2025). None of the Compensation Committee members had an interlocking relationship, as defined in the SEC rules, with our executive officers or with directors of another entity during the last fiscal year.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and its discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:
Jeffrey Hilzinger (Chair)
William C. Goings
Angela Knight
Laura Newman Olle

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES
Following a risk assessment of the Company’s compensation policies and practices, the Company does not believe there are any risks arising from the Company’s employee compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with excessive risk-taking arising from our employee compensation policies and practices. The Compensation Committee, with the assistance of FW Cook and management, regularly reviews our compensation policies and practices and believes that they are reasonable, align the interests of our employees with our stockholders and do not encourage excessive risk taking. Additionally, we believe that our performance-focused executive compensation policies described in detail in our Compensation Discussion and Analysis discourage inappropriate or excessive risk taking by our executive officers for reasons including, but not limited to, the following:
•Payment of incentive compensation to executive officers is dependent upon the achievement of targeted corporate financial operating measures, strategic objectives and individual performance. We believe our performance targets have been appropriately designed to mitigate risk and align the interests of our executive officers with stockholder interests.
•The single biggest element of our executive compensation program is equity-based awards, which support a long-term performance focus for our executive officers and discourage excessive or inappropriate emphasis on short-term results.
•The Company’s focus on ethics and strict adherence to its internal controls and procedures further mitigate inappropriate risk taking with respect to our compensation practices. We believe that we have the appropriate controls in place to effectively mitigate the risk that our executives would act inappropriately to manipulate incentive compensation payouts or receive payouts without regard to performance.
•The Company maintains a Compensation Recovery Policy, under which the Compensation Committee may clawback incentive compensation erroneously paid, granted or awarded to a senior executive if it determines the senior executive has committed misconduct that causes demonstrably significant financial and/or reputational harm to the Company. The Company further maintains a separate policy, consistent with SEC rules, that provides for the recovery of erroneously awarded compensation from covered executives in connection with an accounting restatement.
•The Company maintains policies that prohibit our employees, officers, directors and key consultants from engaging in transactions that involve the hedging or pledging of our securities.
•The Company’s equity ownership requirements align management with stockholders and helps reduce the taking of excessive risk by senior management in Company decisions.

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Comp.(2)	All Other Comp.(3)	Total
Ashish Masih	2025	$923,005	$4,863,999	$2,307,449	$12,000	$8,106,453
President and Chief Executive Officer	2024	$894,645	$3,349,868	$1,073,574	$17,250	$5,335,337
	2023	$861,096	$3,159,830	$990,131	$12,900	$5,023,957
Tomas Hernanz(4)	2025	$472,194	$911,272	$771,880	$817,440	$2,972,786
Executive Vice President, Chief Financial Officer and Treasurer

Ryan B. Bell	2025	$566,339	$1,055,163	$1,132,647	$23,498	$2,777,647
President, Midland Credit Management	2024	$546,494	$999,989	$688,583	$16,350	$2,251,416
	2023	$517,985	$925,216	$579,237	$25,926	$2,048,364
John Yung	2025	$531,667	$1,007,189	$1,063,324	$568,344	$3,170,523
President, International and Cabot Credit Management	2024	$493,832	$899,960	$592,598	$435,923	$2,422,313
	2023	$431,082	$746,666	$342,978	$377,429	$1,898,154
Andrew E. Asch	2025	$453,535	$599,475	$544,226	$13,852	$1,611,088
Senior Vice President, General Counsel and Secretary	2024	$423,723	$499,944	$305,080	$12,716	$1,241,463
	2023	$395,321	$399,920	$245,032	$30,757	$1,071,031
Jonathan C. Clark	2025	$171,763	$—	$—	$10,500	$182,263
Former Executive Vice President, Chief Financial Officer and Treasurer	2024	$692,990	$1,199,946	$831,588	$34,802	$2,759,326
	2023	$669,977	$1,214,233	$692,119	$15,900	$2,592,228
__________________________________________
(1)Amounts represent the grant date fair value of equity awards granted during the applicable year, computed in accordance with FASB ASC Topic 718 (“ASC 718”). For additional information, see the “Stock-Based Compensation” footnote in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The aggregate grant date fair value of the RSUs was calculated as the product of the number of RSUs multiplied by the closing price for our stock on the grant date. The aggregate grant date fair value of the TSR PSUs granted in 2025 was calculated using a Monte Carlo valuation, which established a grant date fair value of $36.50 per share. The significant assumptions used in the Monte Carlo valuation for the TSR PSUs granted in 2025 were a volatility rate of 37.83%, a risk-free interest rate of 3.97%, a dividend yield of 0%, and a simulation period of 2.81 years. The aggregate grant date fair values of the ROIC PSUs were calculated based on the probable outcome of the performance conditions as of the grant date, which, for 2025 PSU grants, was target level performance. Therefore, values in the table for these PSUs are computed as the product of the number of PSUs to be delivered assuming target level performance multiplied by the closing price for our stock on the grant date. Additional information about the awards reflected in this column is set forth in the footnotes to the 2025 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2025 Year-End table, below.
The table below provides details of the components that make up the fiscal year 2025 stock awards reported in this column. The table also provides details regarding the maximum value of the ROIC PSUs, if maximum performance goals are achieved.

Components of Stock Awards					Additional Information
Name	RSU ($)	TSR PSU ($)	2025 ROIC PSU Expected - Target ($)	Total	2025 ROIC PSU Awards at Maximum ($)
Ashish Masih	$1,664,984	$2,499,995	$699,021	$4,863,999	$1,398,042
Tomas Hernanz	$474,985	$237,469	$198,818	$911,272	$397,637
Ryan B. Bell	$549,967	$274,991	$230,204	$1,055,163	$460,409
John Yung	$524,985	$262,472	$219,732	$1,007,189	$439,465
Andrew E. Asch	$312,475	$156,220	$130,780	$599,475	$261,561
(2)Amounts represent the payouts of KCP bonuses for performance during the applicable year and paid early in the subsequent year. For 2025, KCP was funded based on the Company’s performance relative to pre-established targets or goals for Adjusted EBITDA, call quality and consumer satisfaction score goals, employee survey and retention rates, strategic initiatives and other factors deemed appropriate by the Compensation Committee, including individual performance.

(3)For Messrs. Masih, Hernanz, Bell, Yung, Asch and Clark amounts in this column include matching contributions to our 401(k) plan of $10,500 each. For Messrs. Masih, Hernanz, Bell, and Asch amounts also include contributions to Health Savings Accounts or wellness reimbursements. For Mr. Asch amount includes costs of an executive physical examination. For Messrs. Bell and Yung, amounts also include commercial travel for their respective spouses to a Company event.
For Mr. Hernanz, the amount also includes benefits received in connection with his relocation to the United States from the United Kingdom as a result of his promotion to EVP, Chief Financial Officer including: $226,665 for housing-related expenses; $168,998 for relocation-related expenses (including travel and moving costs); and $410,739 for reimbursement for the impacts of taxes incurred in connection with such payments.
For Mr. Yung, the amount also includes benefits in connection with Mr. Yung’s temporary assignment in the United Kingdom and his subsequent repatriation back to the United States including: $194,291 for housing-related expenses; $90,810 for transportation and travel; $73,258 for tax equalization; $68,788 for repatriation expenses; $60,859 for tax preparation expenses; and $62,508 for a cost of living adjustment and the Company’s cost of international health insurance and visa fees for Mr. Yung and his spouse. Certain amounts were paid in British pounds. We calculated the U.S. dollar equivalent for amounts that are not denominated in U.S. dollars using an average exchange rate for 2025 of 1.320 U.S. dollars per British pound.
(4)Mr. Hernanz was promoted to EVP, Chief Financial Officer effective April 1, 2025. Salary paid to Mr. Hernanz prior to April 1, 2025 was paid in British pounds. We calculated the U.S. dollar equivalent for amounts that were not denominated in U.S. dollars using an average exchange rate of 1.2593 U.S. dollars per British pound.

2025 GRANTS OF PLAN-BASED AWARDS
The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ashish Masih
KCP(2)		$576,878	$1,153,756	$2,307,513
2025 ROIC PSU(3)	4/15/2025				11,681	23,363	46,726		$699,021
2025 TSR PSU(4)	3/9/2025				34,246	68,493	102,740		$2,499,995
2025 RSU(5)	3/9/2025							46,586	$1,664,984
Tomas Hernanz
KCP(2)		$192,976	$385,951	$771,902
2025 ROIC PSU(3)	4/15/2025				3,322	6,645	13,290		$198,818
2025 TSR PSU(4)	3/9/2025				3,253	6,506	9,759		$237,469
2025 RSU(5)	3/9/2025							13,290	$474,985
Ryan B. Bell
KCP(2)		$283,170	$566,339	$1,132,678
2025 ROIC PSU(3)	4/15/2025				3,847	7,694	15,388		$230,204
2025 TSR PSU(4)	3/9/2025				3,767	7,534	11,301		$274,991
2025 RSU(5)	3/9/2025							15,388	$549,967
John Yung
KCP(2)		$265,834	$531,667	$1,063,334
2025 ROIC PSU(3)	4/15/2025				3,672	7,344	14,688		$219,732
2025 TSR PSU(4)	3/9/2025				3,595	7,191	10,787		$262,472
2025 RSU(5)	3/9/2025							14,689	$524,985
Andrew E. Asch
KCP(2)		$136,061	$272,121	$544,242
2025 ROIC PSU(3)	4/15/2025				2,185	4,371	8,742		$130,780
2025 TSR PSU(4)	3/9/2025				2,140	4,280	6,420		$156,220
2025 RSU(5)	3/9/2025							8,743	$312,475
__________________________________________
(1)Amounts in this column represent the grant date fair value of equity awards, computed in accordance with FASB ASC Topic 718. For additional information, see the “Stock-Based Compensation” footnote to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, the aggregate grant date fair value of the TSR PSUs granted in 2025 was calculated using a Monte Carlo valuation, which established a grant date fair value of $36.50 per share. The significant assumptions used in the Monte Carlo valuation were a volatility rate of 37.83%, a risk-free interest rate of 3.97%, a dividend yield of 0%, and a simulation period of 2.81 years. The ROIC PSUs were awarded on March 9, 2025; however the underlying performance goal targets were not established until April 15, 2025. The aggregate grant date fair values of the ROIC PSUs were calculated based on the probable outcome of the performance conditions as of the grant date, which, for 2025 ROIC PSU grants, was target level performance. Therefore, values in the table for these PSUs are computed as the product of the number of PSUs to be delivered assuming target level performance multiplied by $29.92, the closing price for our stock on April 15, 2025, the grant date.
(2)Represents the potential payouts under the Company’s KCP for 2025. The threshold level is 50.0% of target and the maximum level is set at 200% of target.
(3)Represents awards of ROIC PSU awards under the 2017 Plan that will cliff vest on March 9, 2028 based on the Company’s performance relative to annual ROIC targets, as well as continued employment.
(4)Represents awards of TSR PSUs under the 2017 Plan that have a performance period running from March 2025 through December 2027 and will cliff vest on March 9, 2028 based on the Company’s relative total stockholder return compared to the other companies in the S&P SmallCap 600 Financial Sector Index, subject to a modifier based on our absolute total stockholder return over the performance period, as well as continued employment.
(5)Represents awards of RSUs under the 2017 Plan. The RSUs granted on March 9, 2025 vest in three equal annual installments on each of March 9, 2026, March 9, 2027 and March 9, 2028 subject to continued employment.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information concerning awards that were outstanding for each of our NEOs as of December 31, 2025.

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Ashish Masih
2023 RSU	9,655	(2)	$524,749
2024 RSU	22,266	(3)	$1,210,157
2025 RSU	46,586	(4)	$2,531,949
2023 ROIC PSU				14,482	(5)	$787,097
2023 TSR PSU				6,995	(6)	$380,178
2024 ROIC PSU				33,398	(7)	$1,815,181
2024 TSR PSU				8,206	(8)	$445,969
2025 ROIC PSU	15,576	(9)	$846,556	31,150	(10)	$1,693,003
2025 TSR PSU				102,740	(11)	$5,583,892
Tomas Hernanz
2023 RSU	1,997	(2)	$108,537
2024 RSU	5,649	(3)	$307,023
2025 RSU	13,290	(4)	$722,312
2025 ROIC PSU	4,430	(9)	$240,771	8,860	(10)	$481,541
2025 TSR PSU				9,759	(11)	$530,402
Ryan B. Bell
2023 RSU	2,829	(2)	$153,756
2024 RSU	6,646	(3)	$361,210
2025 RSU	15,388		$836,338
2023 ROIC PSU				4,244	(5)	$230,661
2023 TSR PSU				2,050	(6)	$111,418
2024 ROIC PSU				9,970	(7)	$541,870
2024 TSR PSU				2,450	(8)	$133,130
2025 ROIC PSU	5,130	(9)	$278,816	10,258	(10)	$557,522
2025 TSR PSU				11,301	(11)	$614,209
John Yung
2023 RSU	1,581	(2)	$85,927
2023 RSU	1,642	(12)	$89,243
2024 RSU	5,982	(3)	$325,122
2025 RSU	14,689	(4)	$798,347
2023 ROIC PSU				2,372	(5)	$128,918
2023 TSR PSU				1,146	(6)	$62,258
2024 ROIC PSU				8,972	(7)	$487,628
2024 TSR PSU				2,204	(8)	$119,787
2025 ROIC PSU	4,896	(9)	$266,098	9,792	(10)	$532,195
2025 TSR PSU				10,786	(11)	$586,219
Andrew E. Asch
2023 RSU	1,331	(2)	$72,340
2024 RSU	3,323	(3)	$180,605
2025 RSU	8,743	(4)	$475,182
2023 ROIC PSU				1,997	(5)	$108,537

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
2023 TSR PSU				964	(6)	$52,393
2024 ROIC PSU				4,984	(7)	$270,880
2024 TSR PSU				1,224	(8)	$66,524
2025 ROIC PSU	2,914	(9)	$158,376	5,828	(10)	$316,752
2025 TSR PSU				6,420	(11)	$348,927
Jonathan C. Clark
2023 RSU	3,662	(2)	$199,030
2024 RSU	7,976	(3)	$433,496
2023 ROIC PSU				5,493	(5)	$298,545
2023 TSR PSU				2,653	(6)	$144,191
2024 ROIC PSU				11,964	(7)	$650,243
2024 TSR PSU				2,939	(8)	$159,735
__________________________________________
(1)Market value for awards was calculated using the closing price of $54.35 per share for our common stock on December 31, 2025.
(2)Amounts reported represent outstanding portions of awards of RSUs granted pursuant to the 2017 Plan on March 9, 2023. The RSU award vests in three equal annual installments beginning on March 9, 2024. Amount includes the third installment, which vested on March 9, 2026.
(3)Amounts reported represent outstanding portions of awards of RSUs granted pursuant to the 2017 Plan on March 9, 2024. The RSU award vests in three equal annual installments beginning on March 9, 2025. Amount includes the second installment, which vested on March 9, 2026 and the third installment, which is scheduled to vest on March 9, 2027, subject to continued employment or, for Mr. Clark, service. For more information concerning the continued service requirements for each outstanding category of award, see “Potential Payments upon a Termination or Change in Control”).
(4)Amounts reported represent outstanding portions of awards of RSUs granted pursuant to the 2017 Plan on March 9, 2025. The RSU award vests in three equal annual installments beginning on March 9, 2026. Amount includes the first installment, which vested on March 9, 2026 and the other two installments, which are scheduled to vest on March 9, 2027 and March 9, 2028, respectively, subject to continued employment.
(5)Amounts reported represent outstanding portions of ROIC PSUs granted pursuant to the 2017 Plan on March 9, 2023 that were eligible to cliff vest on March 9, 2026 based on the Company’s performance relative to a three-year average ROIC target, as well as continued employment or, for Mr. Clark, service. Based on performance through 2025 above threshold levels but below target levels, amount reported represents payout at target levels. See “Performance Equity” above for actual results and shares issued in March 2026.
(6)Amounts reported represent outstanding portions of TSR PSUs granted pursuant to the 2017 Plan on March 9, 2023 that have a performance-period running from March 2023 through December 2025 and were eligible to cliff vest on March 9, 2026 based on the Company’s relative total stockholder return compared to the other companies in the S&P SmallCap 600 Financial Sector Index, as well as continued employment or, for Mr. Clark, service. Based on performance through 2025 at below threshold levels as of December 31, 2025, amount reported represents payout at threshold levels. These TSR PSUs did not vest, see “Performance Equity” above for actual results.
(7)Amounts reported represent outstanding portions of ROIC PSUs granted pursuant to the 2017 Plan on March 9, 2024 that have a performance period running from March 2024 through December 2026 and will cliff vest on March 9, 2027 based on the Company’s performance relative to a three-year average ROIC target, as well as continued employment or, for Mr. Clark, service. Based on performance through 2025 above target levels, amount reported represents payout at maximum levels.
(8)Amounts reported represent outstanding portions of TSR PSUs granted pursuant to the 2017 Plan on March 9, 2024 that have a performance-period running from March 2024 through December 2026 and will cliff vest on March 9, 2027 based on the Company’s relative total stockholder return compared to the other companies in the S&P SmallCap 600 Financial Sector Index, as well as continued employment or, for Mr. Clark, service. Based on performance through 2025 at below threshold levels as of December 31, 2025, amount reported represents payout at threshold levels.
(9)Amounts reported represent Tranche 1 of 2025 ROIC PSUs granted pursuant to the 2017 Plan on March 9, 2025 that were earned based on 2025 performance relative to an annual ROIC target and will cliff vest on March 9, 2028 based on continued employment.
(10)Amounts reported represent outstanding portions of 2025 ROIC PSUs granted pursuant to the 2017 Plan on March 9, 2025 that will cliff vest on March 9, 2028 based on the Company’s performance relative to annual ROIC targets for 2026 and 2027, as well as continued employment. Based on 2025 performance at maximum levels, amount reported represents payout at maximum levels.

(11)Amounts reported represent outstanding portions of TSR PSUs granted pursuant to the 2017 Plan on March 9, 2025 that have a performance-period running from March 2025 through December 2027 and will cliff vest on March 9, 2028 based on the Company’s relative total stockholder return compared to the other companies in the S&P SmallCap 600 Financial Sector Index, as well as continued employment. Based on 2025 performance above target levels as of December 31, 2025, amount reported represents payout at maximum levels.
(12)Amounts reported represent outstanding portions of awards of RSUs granted pursuant to the 2017 Plan on May 15, 2023. The RSU award vests in three equal annual installments beginning on March 9, 2024. Amount includes the third installment, which vested on March 9, 2026.

2025 STOCK VESTED
The following table includes certain information with respect to shares acquired on the vesting of stock awards for each of our NEOs during the fiscal year ended December 31, 2025. None of our NEOs exercised stock options in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Ashish Masih	28,079	$1,003,543
Tomas Hernanz	6,204	$221,731
Ryan B. Bell	8,039	$287,314
John Yung	7,409	$264,798
Andrew E. Asch	4,855	$173,518
Jonathan C. Clark	10,415	$372,232
__________________________________________
(1)Amount represents the market value of the vesting stock on the vesting date.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL
This section describes the payments that may be made to our NEOs upon separation under the Separation Plan (for Messrs. Masih, Hernanz, Bell, Yung and Asch) and based on certain assumptions or the circumstances described below.

Basic Assumptions
The tables presented in this section were prepared assuming each event triggering a payment or other benefit occurred on December 31, 2025 using the base salaries in effect and the share price of our common stock as of that day. Amounts for accrued but unpaid wages, accrued but unused paid-time off and reimbursable expenses payable upon separation are not reported in the “Salary” column because those are generally amounts that the employee is legally entitled to or amounts that all employees would be entitled to upon similar termination or resignation.
We note that because a change in control did not occur on December 31, 2025, and the executives were not terminated on that date, these tables are merely estimates intended to give the reader a general idea of possible payments upon an involuntary termination or termination in connection with a change in control. There can be no assurance that a change in control would produce similar results to those described below if it were to occur in the future.

Payments upon a Termination Without Cause, Resignation for Good Reason, a Termination in Connection with a Change in Control or a Termination in the Event of a Death or Disability
Executive Separation Plan Arrangements; Award Agreements. We do not have formal employment agreements with our NEOs; however, they are all participants in the Company’s Executive Separation Plan (the “Separation Plan”). As of December 31, 2025, the termination terms and conditions relating to our Separation Plan and equity award arrangements (whether or not in connection with a change in control) were as follows:
•The Separation Plan provides that if the executive is terminated without Cause or terminates with Good Reason (both as defined in the Separation Plan) each not in connection with a change in control of the Company, then the terminated executive would receive (1) two times his base salary (in the case of Messrs. Masih, Hernanz, Bell and Yung) or 1.5 times his base salary (in the case of Mr. Asch) plus, (2) a pro rata bonus based on the number of months worked in the year of termination (if the applicable performance conditions are achieved) plus, (3) a lump sum cash payment equal to the estimated value of two years of continued health benefits (in the case of Messrs. Masih, Hernanz, Bell and Yung) and 18 months of continued health benefits (in the case of Mr. Asch). In addition, the unvested equity awards of each terminated executive would continue to vest as if the executive were still an employee for 12 months after the date of termination of employment.
•The Separation Plan provides that if the executive is terminated without Cause in connection with a change in control of the Company or the executive terminates his employment for Good Reason in connection with a change in control, the terminated executive would receive (1) two times his base salary plus, (2) a prorated target bonus for the year of termination plus (3) the greater of 100% of his target bonus or 100% of his bonus that would have been paid assuming that actual year-to-date performance was annualized, plus (4) a lump sum cash payment equal to the estimated value of two years of continued health benefits. In addition, performance-based equity awards would immediately vest pro rata (based on the amount of time employed during the performance period and based on the greater of target levels or to-date performance) and time-based equity awards would immediately vest.
•Under the Company’s standard RSU and PSU agreements with the NEOs, unvested awards vest upon the death or disability (as defined in the award agreement) of the executive. PSUs would vest at target.

•Under the Company’s standard RSU and PSU agreements with the NEOs, unvested awards vest if the executive’s employment is terminated without Cause (as defined in the award agreement) or if the executive resigns his employment for Good Reason (as defined in the award agreement), in either case, in connection with a Change of Control (as defined in the award agreement). If a Change of Control occurs and the PSUs are not assumed, then the PSUs will vest based on the actual achievement of performance goals through the Change of Control. If the PSUs are assumed, they will be earned based on the actual achievement of performance goals through the Change of Control, and will remain outstanding to vest on the March 9 three years from the grant date (subject to continued employment). For Executive Separation Plan participants, terminations within 180 days prior to or two years after a Change of Control are considered to be in connection with a change in control.
Adjustments to Payments and Timing of Payments. The Separation Plan contains a “best net” provision, which provides that if a participant becomes subject to the excise tax imposed by IRC Section 4999, then the Company and the participant agree that the aggregate “parachute payment” will be subject to possible reduction to the extent necessary to avoid penalties assessed under IRC Sections 280G and 4999 if such reduction would result in the participant retaining on an after-tax basis an amount equal to or greater than the amount that the participant would have retained had he not been subject to the excise tax.
Restrictive Covenants. As a condition to receiving payments under the Separation Plan, the participating NEOs must agree to a broad release and waiver of claims and to maintain the confidentiality of Company information. The agreements also provide certain notice and related requirements that must be met. In addition, each executive is subject to certain obligations while he is receiving payments and other benefits under the agreement, including non-disparagement of the Company and continued cooperation with all outstanding matters or issues relating to the Company.
Definitions. The term “Cause” for purposes of the Separation Plan is defined as any of the following reasons:
•a conviction of the participant of – or the plea of guilty or nolo contendere to – (1) a felony or (2) a misdemeanor involving moral turpitude;
•a willful misconduct or gross negligence by the participant;
•failure by the participant to carry out the lawful and reasonable directions of the Board or the participant’s immediate supervisor, as the case may be;
•refusal to cooperate or non-cooperation by the participant with any government regulatory authority; or
•fraud, embezzlement, theft or dishonesty by the participant against the Company or any subsidiary or a material violation by the participant of a policy or procedure of the Company or the Company’s Standards of Business Conduct, resulting, in any case, in harm to the Company or any subsidiary.
The term “Good Reason” is defined as any one of the following reasons:
•material reduction in the executive’s base compensation or target bonus;
•material reduction in the titles, authority, duties or responsibilities of the executive;
•change in the location at which the executive provides services for the Company, of more than 35 miles from the executive’s present office location or primary residence, without consent; and
•in the case of the Separation Plan, any failure of the Company to obtain the assumption of its obligations under the Separation Plan by the acquirer within 45 days of a Change in Control.
For situations where there is a termination in connection with a Change of Control, the term “Change of Control” is defined in equity award agreements as any one of the following (the Separation Plan has a substantially similar definition, but includes a change of a majority of the Board):

•any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person (as defined in Section 3(a)(9) of the Exchange Act) or group of related persons (as such term is defined under Section 13(d) of the Exchange Act, “Group”);
•the Company’s stockholders approve and complete any plan or proposal for the liquidation or dissolution of the Company;
•any person or Group becomes the beneficial owner, directly or indirectly, of shares representing more than 50.1% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company and such person or Group has the power and authority to vote such shares; or
•the completion of a merger, reorganization, consolidation or other corporate transaction involving the Company in which holders of the Company’s stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation or other entity resulting from the transaction.
Termination Without Cause or Resignation for Good Reason. The following table summarizes the amounts we estimate would be payable to the NEOs upon a termination without Cause or resignation for Good Reason as outlined in the Separation Plan and described above, assuming the triggering event occurred on December 31, 2025.

Name	Severance Salary Payments(1)	Severance Bonus Payments(2)	Cash Payment for Health or Other Benefits(3)	Fair Market Value of Unvested Equity Awards with Accelerated Vesting(4)	Total
Ashish Masih	$1,854,000	$2,307,449	$59,420	$2,740,436	$6,961,305
Tomas Hernanz	$1,000,000	$771,880	$57,523	$502,846	$2,332,250
Ryan B. Bell	$1,137,978	$1,132,647	$57,523	$837,805	$3,165,954
John Yung	$1,073,746	$1,063,324	$59,420	$729,431	$2,925,921
Andrew E. Asch	$686,951	$544,226	$50,474	$426,811	$1,708,461
__________________________________________
(1)Amounts represent amounts owed in a lump sum in excess of regular salary and other benefits payable through the last day of employment in accordance with our standard policies. Amounts include: 200% of base salary for Messrs. Masih, Hernanz, Bell and Yung and 150% of base salary for Mr. Asch.
(2)Severance bonus includes a lump sum cash payment equal to a pro rata annual bonus with respect to the year that separation occurs. Amounts represent the actual bonus earned for fiscal year 2025.
(3)Amounts represent (a) for Messrs. Masih, Hernanz, Bell and Yung the estimated value of 24 months of continued health benefits and (b) for Mr. Asch the estimated value of 18 months of continued health benefits, each based on each executive’s estimated insurance coverage held, and cost premiums, as of December 31, 2025.
(4)Fair market value is based on the closing price of $54.35 per share for our common stock on December 31, 2025.
Termination in Connection with a Change in Control. The following table summarizes the amounts we estimate would be payable to the NEOs upon a termination in connection with a change in control as outlined in the equity agreements and Separation Plan for our NEOs and described above, assuming the triggering event occurred on December 31, 2025.

Name	Severance Salary Payments(1)	Severance Bonus Payments(2)	Cash Payment for Health or Other Benefits(3)	Fair Market Value of Unvested Equity Awards with Accelerated Vesting(4)	Total
Ashish Masih	$1,854,000	$3,461,205	$59,420	$13,218,002	$18,592,627
Tomas Hernanz	$1,000,000	$1,157,831	$57,523	$2,149,814	$4,365,169
Ryan B. Bell	$1,137,978	$1,698,986	$57,523	$3,018,653	$5,913,141
John Yung	$1,073,746	$1,594,991	$59,420	$2,786,443	$5,514,600
Andrew E. Asch	$915,934	$816,347	$67,298	$1,634,957	$3,434,536
__________________________________________

(1)Amounts in this column represent amounts owed in a lump sum in excess of regular salary and other benefits payable through the last day of employment in accordance with our standard policies. Amounts represent 200% of base salary.
(2)Amounts include (i) a lump sum cash payment equal to a pro rata target bonus with respect to the year that separation occurs plus (ii) the greater of 100% of the executive’s respective target bonus or 100% of the executive’s respective bonus that would have been paid assuming that actual year-to-date performance was annualized.
(3)Amounts represent the estimated value of 24 months of continued health benefits based on each executive’s estimated insurance coverage held, and cost premiums, as of December 31, 2025.
(4)Fair market value is based on the closing price of $54.35 per share for our common stock on December 31, 2025.
Termination in the Event of a Death or Disability. The following table summarizes the amounts we estimate would be payable to the NEOs in the event of a death or disability of the NEO on December 31, 2025.

Name	Severance Salary Payments(1)	Severance Bonus Payments	Cash Payment for Health or Other Benefits(1)	Fair Market Value of Unvested Equity Awards with Accelerated Vesting(2)	Total
Ashish Masih	$—	$—	$—	$13,029,489	$13,029,489
Tomas Hernanz	$—	$—	$—	$1,973,014	$1,973,014
Ryan B. Bell	$—	$—	$—	$3,309,045	$3,309,045
John Yung	$—	$—	$—	$2,958,542	$2,958,542
Andrew E. Asch	$—	$—	$—	$1,759,418	$1,759,418
__________________________________________
(1)There are no amounts payable in excess of regular salary and other benefits payable through the last day of employment in accordance with our standard policies.
(2)Fair market value is based on the closing price of $54.35 per share for our common stock on December 31, 2025.

Clark Retirement. As described above, Mr. Clark retired effective March 31, 2025 and continues to provide consulting services to us. Subject to his continued service pursuant to the Consulting Agreement, Mr. Clark’s outstanding equity awards will remain outstanding and will continue to vest based on the vesting dates and, for performance stock units, the achievement of applicable Company performance goals as set forth in and subject to the terms of the applicable award agreements.

CEO PAY RATIO DISCLOSURE
As required by the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Mr. Masih, our CEO, to that of the employee who has been identified as having annual compensation that is the median of all of our employees, excluding our CEO. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies, estimates and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
For 2025, our last completed fiscal year, the total compensation of Mr. Masih was $8,106,453 and the median employee’s annual total compensation was $31,804, resulting in a ratio of 255:1.
We identified the median employee by examining the 7,306 employees at the Company and its subsidiaries as of December 1, 2025. We identified our median employee by using a consistently applied compensation measure calculated as of December 1, 2025, which aggregated for each employee (a) annual base salary for salaried employees or hourly rate multiplied by work schedule for hourly employees, (b) actual cash bonus and (c) actual commissions. We annualized pay for our full-time or permanent employees who were employed by us for less than the entire fiscal year. Compensation amounts paid in foreign currencies were converted to U.S. dollars based on exchange rates in effect on December 1, 2025. We did not include long term incentive awards in the calculation of the median employee because only a small number of employees receive long term incentive awards and, as a result, inclusion would not affect the calculation. The Company did not make any cost-of-living adjustments.
Once we identified our median employee, we identified and calculated the elements of that employee’s compensation for 2025 in accordance with the requirements of 402(c)(2)(x) of Regulation S-K.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between named executive officer Compensation Actually Paid (“CAP”) and certain financial performance of the Company. For further information concerning our compensation philosophy and how we align executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis section of this proxy statement.

					Value of Initial Fixed $100 Investment Based on:
Year(1)	Summary Compensation Table Total for CEO(2)	Compensation Actually Paid to CEO(3)(4)	Average Summary Compensation Table Total for Non-CEO NEOs(5)	Average Compensation Actually Paid to Non-CEO NEOs(4)(6)	Total Shareholder Return(7)	Peer Group Total Shareholder Return(7)(8)	Net Income(9) (Millions)	ROIC(10)
2025	$8,106,453	$13,293,562	$2,142,861	$2,940,110	$140	$76	$257	13.7%
2024	$5,335,337	$3,635,475	$2,168,630	$1,773,570	$123	$59	($139)	7.5%
2023	$5,023,957	$5,456,509	$1,961,809	$2,036,585	$130	$64	($206)	7.0%
2022	$5,101,918	$2,935,179	$1,646,198	$822,005	$123	$64	$195	11.7%
2021	$4,600,775	$8,670,303	$2,006,061	$3,431,675	$159	$89	$351	15.2%
__________________________________________
(1)Mr. Masih was our CEO for each of the five fiscal years included in the table. The following officers are included in the Non-CEO NEO group:

Year	Non-CEO NEOs
2025	Tomas Hernanz, Ryan B. Bell, Andrew E. Asch, John Yung, Jonathan C. Clark
2024	Jonathan C. Clark, Ryan B. Bell, Andrew E. Asch, John Yung
2023	Jonathan C. Clark, Ryan B. Bell, Craig A. Buick, Andrew E. Asch, John Yung
2022	Jonathan C. Clark, Ryan B. Bell, Craig A. Buick, Andrew E. Asch, Greg L. Call
2021	Jonathan C. Clark, Ryan B. Bell, Craig A. Buick, Greg L. Call
(2)Reflects compensation amounts reported in the “Total” column of the Summary Compensation Table (“SCT”) for the CEO for the respective years shown.
(3)Amounts reflect the amounts reported in the “Summary Compensation Table Total for CEO” column adjusted as set forth in the table below, as determined in accordance with SEC rules. Amounts do not reflect the actual amount of compensation earned by or paid to our CEO during the year. For information regarding the decisions made by the Compensation Committee in regards to the CEO’s compensation, please see the Compensation Discussion and Analysis section.

2025
SCT Total Compensation	$8,106,453
Less: Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the SCT for the Applicable Fiscal Year	$4,863,999
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$9,074,310
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0
Plus: Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	$1,430,738
Plus: Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Applicable Fiscal Year	($453,940)
Less: Fair Value of Stock and Option Awards Granted during a Prior Fiscal Year that were Forfeited during the Applicable Fiscal Year, determined as of the Prior Fiscal Year End	$0
Less: Change in Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT for Applicable Fiscal Year	$0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$0
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans	$0
Compensation Actually Paid	$13,293,562

(4)Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for RSU awards, closing price of the Company’s common stock on applicable year-end dates or, in the case of vesting dates, the closing price per share on the applicable vesting date(s), (2) for PSU awards (except TSR PSU awards), the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement or actual results, as applicable, as of each such date, (3) for TSR PSU awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) and (4) for Stock Options, a Black-Scholes option-pricing model as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing Company stock price on the applicable revaluation date as the current market price as of the revaluation date, and in all cases based on expected term, volatility, dividend rates and risk free rates determined as of the revaluation date. For additional information, see the “Stock-Based Compensation” footnote in the Notes to the Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2025.
(5)Reflects average of the amounts reported in the “Total” column of the SCT for the Non-CEO NEOs for the respective years shown.
(6)Amounts reflect the amounts reported in the “Average Summary Compensation Table Total for Non-CEO NEOs” column adjusted as set forth in the table below, as determined in accordance with SEC rules. Amounts do not reflect the actual amount of compensation earned by or paid to our Non-CEO NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee in regards to the Non-CEO NEOs compensation for each fiscal year, please see the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered.

2025
SCT Total Compensation	$2,142,861
Less: Amounts Reported under the “Stock Awards” and “Option Award” Columns in SCT for the Applicable Fiscal Year	$714,620
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$1,305,284
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0
Plus: Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	$314,240
Plus: Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	($107,656)
Less: Fair Value of Stock and Option Awards Granted during a Prior Fiscal Year that were Forfeited during the Applicable Fiscal Year, determined as of the Prior Fiscal Year End	0
Less: Change in Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT for Applicable Fiscal Year	0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	0
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans	$0
Compensation Actually Paid	$2,940,110
(7)Represents, for each applicable year, cumulative total shareholder return beginning December 31, 2020 at market close.
(8)For all periods the peer group consists of B2 Impact (formerly B2Holding), Hoist Finance, Intrum, Kruk and PRA Group, Inc.
(9)Net income attributable to Encore Capital Group, Inc. stockholders, calculated in accordance with generally accepted accounting principles.
(10)Pre-Tax Return on Invested Capital (“ROIC”) is a non-GAAP metric and is calculated as the last twelve months adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as the aggregate of average Net Debt (defined below) and average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two. Net Debt is GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash.

Financial Performance Measures
The table below lists what we consider to be the most important financial performance measures used to link CAP to NEOs for the year ended December 31, 2025, to company performance. See the Compensation Discussion and Analysis section of this proxy statement for more information regarding the use of these performance metrics in our executive compensation program.

Performance Measures
ROIC
Relative Total Shareholder Return
Adjusted EBITDA

Compensation Actually Paid and Performance Measures
Below are graphs showing the relationship of CAP to our CEO and other NEOs in 2021, 2022, 2023, 2024 and 2025 to (1) TSR of both the Company (ECPG in the graphs) and our peer group, (2) net income and (3) ROIC. TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

CAP & Total Shareholder Return
CEO CAP
Avg. Other NEOs CAP
ECPG TSR
Peer Group TSR
Total Shareholder Return (TSR)
Compensation Actually Paid ($ millions
175
150
125
100
75
50
25
0
$15.0
$10.0
$5.0
$0.0
$159
$123
$130
$123
$140
$89
$64
$64
$59
$76
$8.7
$3.4
$2.9
$0.8
$5.5
$2.0
$3.6
$1.8
$13.3
$2.9
FY2021
FY2022
FY2023
FY2024
FY2025

CAP vs GAAP Net Income
CEO CAP
Avg. Other NEOs CAP
GAAP Net Income
GAAP Net Income ($ millions)
Compensation Actually Paid ($ millions)
$500
$350
$200
$50
-$100
-$250
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
($10.0)
$351
$8.7
$3.4
$195
$2.9
$0.8
$5.5
$2.0
-$206
$3.6
$1.8
-$139
$13.3
$257
$2.9
FY2021
FY2022
FY2023
FY2024
FY2025

CAP vs ROIC (Company Selected Measure)
CEO CAP
Avg. Other NEOs CAP
ROIC
Return on Invested Capital (ROIC)
Compensation Actually Paid ($ millions)
16.0%
15.0%
14.0%
13.0%
12.0%
11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
$15.0
$12.0
$9.0
$6.0
$3.0
$0.0
15.2%
11.7%
7.0%
7.5%
13.7%
$8.7
$3.4
$2.9
$0.8
$5.5
$2.0
$3.6
$1.8
$13.3
$2.9
FY2021
FY2022
FY2023
FY2024
FY2025

COMPENSATION OF DIRECTORS
We compensate our non-employee directors for their service on the Board with a combination of cash and equity awards. The Company believes that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity. We generally emphasize equity compensation over cash compensation, and we do not provide material benefits or perquisites to our non-employee directors. The Compensation Committee and Board regularly review our director compensation program and rely on peer group information (the same group used for executive compensation purposes) and recommendations provided by the independent compensation consultant, FW Cook. Based on our market review, our non-employee director compensation is at approximately the median level of our peer group.

Cash Retainers and Meeting Fees
In 2025, each non-employee director received an annual cash retainer for their service on the Board, as well as additional cash retainers if they serve as the Chair of the Board, on a committee or as the chair of a committee. Annual retainers were paid quarterly and were prorated based on the non-employee director’s service during the fiscal year. Non-employee directors were reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. The following table sets forth annual cash compensation for non-employee directors in effect during fiscal 2025:

2025
Board Annual Retainer	$75,000
Chair Annual Retainers
Non-Executive Chairman of the Board	$120,000
Committee Chair (Per Committee)	$25,000
Committee Service Annual Retainers (Per Committee)	$10,000
Additional Committee Service Fee (per meeting)(1)	$1,000
__________________________________________
(1)Non-employee directors receive an additional committee service fee of $1,000 per meeting starting with the seventh meeting of a single committee in any one year, to ensure that their time is fairly recognized in periods of unusually high activity.

Equity Compensation
Annual Grant. Each non-employee director receives an equity award with a grant-date fair value of $155,000 (granted as shares of Company common stock, to be granted on the fifth business day following the date of each annual meeting that occurs during the non-employee director’s service on our Board). Effective as of the Company’s 2026 annual meeting, the grant‑date fair value of this annual equity award will be increased to $180,000.
Vesting. Equity awards granted to our non-employee directors are fully vested on the date of grant.

Non-Employee Director Deferred Stock Compensation Plan
The Company has established a deferred compensation plan for non-employee directors that allows the deferral of cash payments and/or equity awards in the form of deferred stock units (“DSUs”). If a non-employee director elects to defer compensation, the non-employee director’s DSUs will be distributed to him or her in the form of Company common stock following his or her separation from service with the Board.
For 2025, all directors except Ms. Olle elected to receive their annual equity retainer in the form of DSUs. Ms. Olle elected to receive her annual equity retainer in shares of Company common stock. Certain directors have also elected to receive portions of their annual cash retainers in the form of DSUs. If the Company declares a dividend, non-employee director will be paid a dividend in the same method and at the same time as other stockholders of the Company are paid such dividends.

Stock Ownership Requirements. The Company has adopted equity ownership requirements to promote substantial equity ownership by the Company’s non-employee directors and thereby further align their interests with the interests of our stockholders. Under these requirements, each non-employee director is required to own equity equal to five times the annual Board cash retainer. For the purposes of these requirements, all shares owned, RSUs and DSU are included in the calculation and are valued based on the Company’s stock price as of the last trading day of the prior year. Unexercised stock options and unearned PSUs are not included in the calculation. Non-employee directors have five years from their election to attain the required level of ownership. Non-employee directors who have not yet met their equity ownership requirements are required to retain 100% of their after-tax shares until the share ownership requirement is met. All directors have met their stock ownership requirements.
The following table sets forth the compensation earned by non-employee directors for service on our Board for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
William C. Goings	$100,000	$154,996	$254,996
Ash Gupta	$105,000	$154,996	$259,996
Wendy G. Hannam	$112,667	$154,996	$267,663
Jeffrey A. Hilzinger	$102,667	$154,996	$257,663
Angela A. Knight	$105,000	$154,996	$259,996
Michael P. Monaco	$207,667	$154,996	$362,663
Laura Newman Olle	$95,000	$154,996	$249,996
Richard P. Stovsky	$112,667	$154,996	$267,663
__________________________________________
(1)Amounts reported in this column include amounts earned for service on the Board and various committees for service during 2025. In 2025, Mr. Gupta elected to defer portions of cash retainers into DSUs pursuant to the Non-Employee Director Deferred Stock Compensation Plan. Mr. Gupta received 2,559 DSUs in lieu of cash as a result of his election to defer portions of his cash retainers.
(2)Amount represents the grant date fair value of equity awards to each of our non-employee directors computed in accordance with FASB ASC Topic 718. Each director received an annual equity award retainer of 4,066 DSUs (or for Ms. Olle 4,066 shares of Common Stock). The grant date fair value may not reflect the actual value ultimately recognized by the directors, which may be higher or lower based on the Company’s stock price performance. For additional information, see the “Stock-Based Compensation” footnote in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)The aggregate number of shares underlying outstanding RSUs and DSUs for each of the non-employee directors as of December 31, 2025 was:

William C. Goings	13,000
Ash Gupta	53,991
Wendy G. Hannam	37,849
Jeffrey A. Hilzinger	24,331
Angela A. Knight	24,331
Michael P. Monaco	40,112
Laura Newman Olle	24,531
Richard P. Stovsky	27,418

NON-BINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 2)

Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We urge you to read the Compensation Discussion and Analysis of this proxy statement, which discusses how the Company’s executive compensation program reflects our compensation philosophy and describes in detail the decisions made by the Compensation Committee in 2025.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2025 compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in the Company’s proxy statement for the 2026 annual meeting of stockholders.”
Proposal No. 6 provides our stockholders with the opportunity to cast an advisory vote on the frequency of non-binding, advisory votes on the compensation of our named executive officers. Unless our Board modifies its policy on the frequency of say-on-pay votes, a non-binding, advisory vote on the compensation of our named executive officers will again be included in our proxy statement next year.

Required Vote
The affirmative vote of the majority of the shares voting for or against, represented at the meeting or by proxy, will be required for the approval of this proposal, meaning that a majority of votes cast must be voted "FOR" the proposal for it to be approved. This vote is advisory and non-binding on the Company, the Board of Directors or any committee thereof. Abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval, although they will be counted for purposes of determining whether there is a quorum present.

The Board of Directors recommends a vote FOR, to approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy and Procedures
The Audit Committee of our Board has adopted a written policy and related procedures concerning “related person transactions.” Under our written policy, the Audit Committee continues to be responsible for the regular review and approval or disapproval of “related person transactions” between the Company or a subsidiary of the Company and certain “related persons.” The policy tracks the SEC rules with respect to defining who and which transactions are covered by the policy. A “related person” is a director, officer, nominee for director or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. Transactions covered by the policy are those in which the Company or a subsidiary of the Company is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

Related Person Transactions
We have entered into indemnification agreements with certain of our officers and directors pursuant to which we agreed to indemnify each officer and director to the fullest extent authorized by law against certain expenses and losses arising out of claims related to the service by such person as an officer or member of our Board or in certain other capacities.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 14, 2026, by: (1) each director and director nominee; (2) each Named Executive Officer; (3) each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock; and (4) all directors and executive officers as a group. Calculations of beneficial ownership are based on                 shares of our common stock outstanding on April 14, 2026. Except as otherwise indicated, we believe each person has sole voting and investment power, subject to community property laws.

Name and Address of Beneficial Owner(1)	No. of Shares Beneficially Owned(2)	Percent of Class(2)
BlackRock, Inc.(3)	3,638,043
Stephens Investment Management Group, LLC(4)	1,305,649
Dimensional Fund Advisors LP(5)	1,088,173
Ashish Masih	300,838
Tomas C. Hernanz	8,394
Andrew E. Asch	14,607
Ryan B. Bell	30,563
John Yung	40,459
William C. Goings	13,000
Ash Gupta(6)(7)	52,210
Wendy G. Hannam(6)	42,849
Jeffrey A. Hilzinger(6)	24,331
Angela A. Knight(6)	24,331
Michael P. Monaco(6)	40,112
Laura Newman Olle(6)	35,024
Richard P. Stovsky(6)	27,418
Current directors and executive officers as a group (13 persons)(6)	654,136
__________________________________________
*    Less than one percent.
(1)The address for all directors and executive officers of Encore Capital Group, Inc. is c/o Encore Capital Group, Inc., 350 Camino De La Reina, Suite 100, San Diego, CA 92108.
(2)The numbers and percentages shown include the shares of common stock beneficially owned as of April 14, 2026, as well as the shares of our common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 14, 2026, upon the exercise of options or the settlement of RSUs, including vested, deferred issuance RSUs and DSUs, are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.
(3)Information with respect to BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G/A filed with the SEC on April 30, 2025 by BlackRock. BlackRock has sole voting power with respect to 3,594,163 shares and sole dispositive power with respect to 3,638,043 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(4)Information with respect to Stephens Investment Management Group, LLC (“Stephens Investment”) is based solely on a Schedule 13G/A filed by Stephens Investment, Stephens Investments Holdings LLC, Warren A. Stephens Trust UID 9/30/87, Warren A. Stephens, Warren Miles Amerine Stephens 2012 Trust UID 12/27/12, John Calhoun Stephens 2012 Trust UID 12/27/12, Laura Whitaker Stephens 2012 Trust UID 12/27/12, Warren Miles Amerine Stephens, and John Calhoun with the SEC on January 8, 2026. Stephens Investment does not have any voting power or sole dispositive power. Stephens Investment has shared voting power with respect to 1,215,939 shares and shared dispositive power with respect to 1,305,649 shares. Stephens Investments Holdings LLC, Warren A. Stephens Trust UID 9/30/87, Warren A. Stephens, Warren Miles Amerine Stephens 2012 Trust UID 12/27/12, John Calhoun Stephens 2012 Trust UID 12/27/12, Laura Whitaker Stephens 2012 Trust UID 12/27/12, Warren Miles Amerine Stephens, and John Calhoun are a parent holding company or control person of Stephens Investment. The address for Stephens Investment is 111 Center Street, Little Rock, AR 72201.

(5)Information with respect to Dimensional Fund Advisors LP is based solely on a Schedule 13G/A filed with the SEC on January 21, 2026. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. However, all securities reported are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional has sole voting power with respect to 1,057,166 shares and sole dispositive power with respect to 1,088,173 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(6)Includes the following number of fully vested deferred issuance RSUs and DSUs, which were issued as director compensation for Board service and the underlying shares will be distributed when the director is no longer a member of the Board:

William C. Goings	13,000
Ash Gupta	3,396
Wendy G. Hannam	37,849
Jeffrey A. Hilzinger	24,331
Angela A. Knight	24,331
Michael P. Monaco	40,112
Laura Newman Olle	24,531
Richard P. Stovsky	27,418
Directors and executive officers as a group	194,968
(7)Amount does not include 50,942 DSUs that were issued as director compensation for Board service. The distribution of the underlying shares of common stock will occur within 10 business days following the fifth anniversary of the date Mr. Gupta is no longer a member of the Board.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2025. For additional information about the 2017 Plan and the proposed A&R Plan, see Proposal No. 4.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by security holders	1,347,314	$—	1,704,657
Equity compensation plans not approved by security holders	—	—	—
Total	1,347,314	$—	1,704,657
__________________________________________
(1)Includes (a) 1,101,751 unvested RSUs and PSUs and (b) 245,563 deferred RSUs or DSUs that are vested but for which the underlying shares have not been issued, in each case as of December 31, 2025. Assumes a payout at maximum level with respect to the PSUs.
(2)The aggregate number of securities available for issuance under the 2017 Plan will be reduced by 2.12 shares for each share delivered in settlement of any full value award and by one share for each share delivered in settlement of any stock option or stock appreciation right.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 3)

Proposal
We have selected BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and we are submitting our appointment of BDO USA, P.C. for ratification by stockholders at the annual meeting. BDO USA, P.C. began auditing our consolidated financial statements with the fiscal year ended December 31, 2001.
Each year in deciding whether to reappoint BDO, our Audit Committee evaluates the quality and efficiency of the services provided by BDO and considers many factors including, among other things: their technical expertise, knowledge of our operations and industry, the appropriateness of fees, the results of internal annual assessments of BDO’s performance, external data on audit quality and performance (including independent assessments by the Public Company Accounting Oversight Board (PCAOB) on BDO) and the potential impact of appointing a new independent registered public accounting firm.
Stockholder ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm is not required. If our stockholders fail to ratify the election, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in our best interest and that of our stockholders.
We expect representatives of BDO USA, P.C. to be available at the annual meeting and they will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Required Vote
The affirmative vote of the majority of the shares voting for or against, represented at the meeting or by proxy, will be required for the approval of this proposal, meaning that a majority of votes cast must be voted "FOR" the proposal for it to be approved. Abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval, although they will be counted for purposes of determining whether there is a quorum present.

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees
The following table presents fees billed for professional audit services rendered by BDO USA, P.C. as our independent registered public accounting firm for the audit of our annual financial statements for the fiscal years ended December 31, 2025 and 2024, and fees billed for other services rendered by BDO USA, P.C. during those periods:

	2025	2024
Audit Fees(1)	$3,349,669	$3,644,217
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$3,349,669	$3,644,217
__________________________________________
(1)Audit fees include fees and related expenses for professional services rendered by our independent accountant for the annual audit of our financial statements and of our internal control over financial reporting, the quarterly review of our financial statements, review of other documents filed with the SEC and audits of certain subsidiaries and business for statutory, regulatory and other purposes.

Approval of Independent Registered Public Accounting Firm Services and Fees
The Audit Committee has adopted a policy requiring pre-approval of all audit, review and attest engagements and engagements for permitted non-audit services provided by the independent registered public accounting firm to the Company and any of our affiliates. The Audit Committee may pre-approve predictable and recurring services by category on an annual basis. The Audit Committee may delegate pre-approval authority to one or more of its members who are independent directors of the Company, provided that such decisions made by the delegated director are presented to the full Audit Committee during its regularly scheduled meetings.
In accordance with applicable SEC regulations, permitted non-audit services may be performed without pre-approval if: (1) the services were not recognized by the Company at the time of engagement to be non-audit services; (2) the aggregate amount of fees for all such services provided constitutes no more than 5% of the total amount of revenues paid by the Company to the independent registered public accounting firm during a fiscal year; (3) the services are brought promptly to the attention of the Audit Committee; and (4) the approval is given prior to the completion of the audit. The CFO is responsible for bringing to the attention of the Audit Committee any such services that were not pre-approved because they were not recognized by the Company at the time of engagement to be non-audit services. The Audit Committee or a delegated representative pre-approved 100% of the audit-related services provided by our independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024.

REPORT OF THE AUDIT COMMITTEE
In accordance with our written charter, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. We currently are composed of four members, each of whom has been determined by the Board to be an independent director, as independence is defined by the listing rules of The Nasdaq Stock Market and the rules and regulations of the SEC.
BDO USA, P.C., the Company’s independent registered public accounting firm, has unrestricted access to the Audit Committee. The Audit Committee may invite other members of the Board to attend Audit Committee meetings based upon their expertise, familiarity with the Company and its industry and other factors. In performing our oversight function, we have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025, and met with both management and BDO USA, P.C. to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also (i) received from, and discussed with, BDO USA, P.C. the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees); and (ii) with and without management present, discussed and reviewed the results of BDO USA, P.C.’s audit of: (A) the Company’s consolidated financial statements; and (B) the effectiveness of internal control over financial reporting. In addition, we have received the written disclosures and the letter from BDO USA, P.C. required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with BDO USA, P.C. its independence.
Based on these reviews and discussions, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee:

Richard P. Stovsky, Chairman
Ashwini Gupta
Wendy G. Hannam
Michael P. Monaco

APPROVAL OF AMENDED AND RESTATED ENCORE CAPITAL GROUP, INC. 2017 INCENTIVE AWARD PLAN (PROPOSAL NO. 4)

Introduction
On April 14, 2026, our Board adopted the Amended and Restated Encore Capital Group, Inc. 2017 Incentive Award Plan (the “A&R Plan”), which amends and restates the Original Plan (as defined below). The A&R Plan makes the following material amendments to the Original Plan:
•Increases the aggregate number of shares reserved for issuance by 650,000 shares;
•Increases the aggregate number of shares which may be granted as incentive stock options by 650,000 shares;
•Eliminates the fungible share ratio so that all awards granted under the A&R Plan following the effective date of the A&R Plan will be counted against the share reserve on a one‑share‑for‑one‑share basis;
•Removes the Original Plan’s fixed expiration date so that the A&R Plan will remain in effect unless and until terminated by the Board, subject to share availability;
•Removes provisions intended to enable awards to qualify as “performance-based compensation” under Section 162(m) of the Code due to changes in law pursuant to the Tax Cuts and Jobs Act of 2017 eliminating this concept; and
•Amends the definition of eligible consultants to include any individual or entity that qualifies as a consultant under the Form S-8 rules.
The A&R Plan is subject to stockholder approval. If approved by our stockholders, the A&R Plan will become effective as of the date of this annual meeting (the “A&R Plan Effective Date”). The Board recommends that you vote “FOR” the approval of the A&R Plan.

Why Stockholders Should Vote to Approve the A&R Plan
The Encore Capital Group, Inc. 2017 Incentive Award Plan (the “Original Plan”) was adopted by our Board on April 25, 2017 and approved by our stockholders on June 15, 2017. We are asking our stockholders to approve the A&R Plan because the Original Plan will expire by its terms in June 2027, and because we believe the availability of an adequate reserve of shares for grants under the A&R Plan is an integral part of our compensation program, as well as our continued growth and success, as it helps promote share ownership and alignment with our stockholders. If the A&R Plan is not approved, we believe the foregoing objectives will be adversely affected.
Equity Incentive Awards are an Important Part of Our Compensation Philosophy. We believe our future success depends on our ability to attract, motivate, and retain high quality talent, and that the ability to continue to provide equity-based incentives is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates. In addition, by providing equity-based incentives, we further enhance the ownership mindset of our executives and employees, and directly align executives’ and employees’ interests with those of our shareholders (as the value of the equity-based incentives are tied directly to our stock price performance). The Original Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our employees that align with our compensation philosophy, and more effectively support the strategic priorities of our organization. By maintaining a long-term incentive plan such as the A&R Plan, our Compensation Committee will be able to design and implement compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our employees with the interests of our stockholders and promote a focus on long-term value creation.

We Carefully Manage our Equity Incentive Award Use. We manage our long-term stockholder dilution and share usage and expense by limiting the number of equity awards granted annually. After the Expiration Date, we will not be able to continue to issue equity to our current employees, consultants and non-employee directors unless our stockholders approve the A&R Plan. We expect that the additional shares requested under the A&R Plan will help cover equity-based incentive awards until 2031. Our Compensation Committee carefully monitors our equity share usage to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees, non-employee directors and consultants.

The A&R Plan Combines Compensation and Governance Best Practices
The A&R Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
Prohibitions Against Various “Liberal” Share Recycling Practices. Shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the settlement of such SARs or shares purchased on the open market with the cash proceeds from the exercise of stock options will not be added back to the shares available for issuance under the A&R Plan.
Stockholder approval is required for additional shares. The A&R Plan does not contain an annual “evergreen” provision. The A&R Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares of our common stock that may be issued under the A&R Plan.
No discount stock options or stock appreciation rights. All stock options and SARs will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or SAR is granted.
Repricing and cash buyouts are not allowed. The A&R Plan prohibits the repricing or other exchange of underwater stock options and SARs for new awards or cash without prior stockholder approval.
Limitations on dividend payments on unvested awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be granted on stock options or SARs.
Clawback. The A&R Plan provides that all awards will be subject to the Company’s clawback policy.
No tax gross-ups. The A&R Plan does not provide for any tax gross-ups.
Award Limits. If an award is denominated in and/or paid in shares the maximum aggregate number of shares that may be granted to any one person is 2,000,000 per fiscal year. If an award is payable in cash and not denominated in shares, the maximum aggregate amount of cash that may be paid to any one person is $10,000,000 per fiscal year.
Annual Director Limit. The A&R Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under ASC Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year may not exceed $600,000.

Information on Equity Compensation Plans as of December 31, 2025
The information included in this Proxy Statement and our 2025 Annual Report is summarized and supplemented by the following information regarding the Original Plan (which is our sole equity compensation plan) as of December 31, 2025.

Number of Shares
Options outstanding	-
Total number of shares subject to full-value awards outstanding(1)	1,119,163
Total number of shares available for grant(2)	2,188,321
Total number of shares of common stock outstanding	21,687,686
________________________________
(1)Includes time-based RSUs, DSUs and PSUs. The number of shares subject to full-value awards outstanding includes PSUs outstanding assuming performance at the “target” performance level. As of December 31, 2025, the number of shares subject to full-value awards outstanding assuming performance at the “maximum” performance level was 1,347,314.

(2)Provides the total number of shares available for grant under the Original Plan, which assumes that PSUs are earned and vest at the “target” performance level. As of December 31, 2025, there were 1,704,657 shares available for grant under the Original Plan, assuming that PSUs are earned and vest at the “maximum” performance level. This row does not include our 2013 Incentive Compensation Plan, since no additional awards may be granted under that plan.

Background of Determination of Shares Under the A&R Plan
As mentioned above, in its determination to approve the A&R Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity-based incentive awards, which the Board believes is an incentive and retention mechanism for our employees, consultants and non-employee directors. Without approval of the A&R Plan, we would lose an important element of our compensation program that is essential to attract, motivate and retain highly qualified talent, and that aligns the interests of our employees with the interests of our stockholders.
The Board considered key factors in making its determination including our historical grant rates, the shares remaining available for issuance under the Original Plan, current and future share needs relative to our business and compensation objectives and the potential dilution associated with the A&R Plan.
This review included a consideration of the following key metrics, factors and philosophies:
•In fiscal year 2025, we granted equity awards covering 533,685 shares of our common stock. On average, over the fiscal 2023 - 2025 period, we granted 416,049 shares annually. The amounts include PSUs based on the achievement of “target” performance goals.
•Our three-year average annual share pool usage over the most recently completed three-year period (or “burn rate”) was approximately 1.76%, as shown in the following table. Our three-year average burn rate was 1.45% if the PSUs that vested are taken into account, instead of the awards granted.

	2023	2024	2025	Three-Year Average
Stock options granted	-	-	-	-
RSUs/DSUs granted	240,623	285,777	367,079	297,826
PSUs granted (at “target”)	76,082	83,019	166,606	108,569
PSUs earned above “target”	9,060	19,902	-	9,654
Total Shares Granted(1)	325,765	388,698	533,685	416,049
Burn Rate(2)	1.38%	1.63%	2.30%	1.76%
Weighted Average Shares Outstanding (Basic)	23,670,000	23,873,000	23,234,000	23,592,333
________________________________
(1)“Total Shares Granted” reflects the aggregate amount of shares of common stock, RSUs, DSUs and PSUs granted in the applicable year. PSUs assume performance at the “target” performance level. “Total Shares Granted” also includes PSUs earned above “target” performance level. The number of PSU awards that vested in 2023, 2024, and 2025 were 69,202, 60,774, and none, respectively. The number of PSU awards that were forfeited in 2023, 2024, and 2025 were 1,709, 19,705, and 46,320, respectively.
(2)Burn Rate reflects the Total Shares Granted divided by Weighted Average Shares Outstanding in the applicable year.

In addition to the objectives summarized above, we carefully manage our long-term stockholder dilution, share usage and equity compensation expense by limiting the number of equity awards granted annually and closely evaluating eligible plan participants. Our Board believes that the proposed share reserve represents a reasonable amount of potential dilution to accommodate our strategic priorities, and that the benefits to our stockholders from equity awards to our employees, non-employee directors and consultants outweigh the potential dilutive effect of grants made under the A&R Plan. For illustrative purposes, if 650,000 shares were made available for grant under the A&R Plan as of December 31, 2025, the potential cumulative impact would be 15.4%, which is calculated based on the sum of (1) the number of shares subject to equity awards outstanding but not settled, (2) the number of shares available to be granted under the Original Plan, and (3) proposed new share request, divided by the sum of (i) the total common shares outstanding, (ii) the number of shares subject to equity awards outstanding but not settled, (iii) the number of shares available to be granted under the Original Plan, and (iv) proposed new share request.
In light of the factors described above, the Board believes that the size of the share reserve proposed by the A&R Plan is reasonable and appropriate at this time.

Stockholder Approval
As mentioned above, if the A&R Plan is approved, then an aggregate of 6,363,571 shares of our common stock will be reserved for issuance pursuant to the A&R Plan, all of which may be granted as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval of the A&R Plan will constitute approval pursuant to the Nasdaq stockholder approval requirements applicable to equity compensation plans and approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to incentive stock options (to the extent required by the Code).
If our stockholders do not approve the A&R Plan pursuant to this Proposal No. 4, the additional shares proposed by the A&R Plan will not become available for issuance; instead, the Original Plan will continue in full force and effect, without giving effect to the A&R Plan, and we may continue to grant equity-based awards under the Original Plan until its expiration in June 2027, subject to shares remaining available for grant under the Original Plan.

Material Terms of the A&R Plan
The following sets forth a description of the material features and terms of the A&R Plan. The following summary is qualified in its entirety by reference to the full text of the A&R Plan, which is attached hereto as Appendix B.
Administration. The A&R Plan will be administered by the Board or a committee as may be determined by the Board from time to time. The administrator of the A&R Plan (the “Administrator”) has the authority to interpret the A&R Plan, determine the types and number of awards, the number of shares to be awarded, to approve all awards made under the A&R Plan as well as their terms and conditions (which would include vesting and accelerated vesting conditions), and carry out other functions as set forth in the A&R Plan. We currently expect that the Compensation Committee of the Board will administer the A&R Plan for awards granted to employees and consultants, and the Board will administer the A&R Plan for awards granted to non-employee directors.
Purpose; Eligibility. The purpose of the A&R Plan is to enhance the Company’s ability to attract, retain and motivate the persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Employees, non-employee directors and consultants of the Company or any of its subsidiaries (who provide services to the Company and/or its subsidiaries) are eligible to participate in the A&R Plan. The Administrator determines the type and size of the award and sets the terms, conditions, restrictions and limitations applicable to the award, within the confines of the A&R Plan’s terms. Approximately 7,300 employees, 8 non-employee directors and zero consultants are eligible to receive awards under the A&R Plan; however, this number is subject to change as the number of individuals in our business is adjusted to meet our operational requirements.
Limitation on Awards and Shares Available. As of December 31, 2025, there were 2,188,321 shares remaining available for grant under the Original Plan (assuming the payout of outstanding performance-based awards at “target” performance goals). As described above, if this Proposal No. 4 is approved, then an aggregate of 6,363,571 shares of our common stock will be reserved for issuance under awards granted pursuant to the A&R Plan, which includes the 2,188,321 shares available for future issuance as of December 31, 2025, the number of shares already issued under the Original Plan as of such date, the number of shares covered by outstanding awards granted under the Original Plan as of such date (assuming the payout of outstanding performance-based awards at “target” performance goals) and the 650,000 new shares.
Shares issued under the A&R Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
Award Limits. The A&R Plan includes annual limits on awards that may be granted to any individual participant. If the award is denominated in and/or paid in shares the maximum aggregate number of shares that may be granted to any one person is 2,000,000 per fiscal year. If the award is payable in cash and not denominated in shares, the maximum aggregate amount of cash that may be paid to any one person is $10,000,000 per fiscal year. The sum of all cash compensation and the value (determined as of the grant date in accordance with FASB ASC Topic 718 (or any successor thereto)) of all awards granted to a non-employee director under the A&R Plan during any fiscal year for services as a member of the Board may not exceed $600,000. The maximum number of shares of common stock that can be granted as incentive stock options under the A&R Plan is 6,363,571.
Share Counting Provisions. If an award under the A&R Plan or the Original Plan expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by such award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing any shares covered by the award, the unused shares covered by such award will again become or again be available for award grants under the A&R Plan. In addition, shares delivered to the Company by a participant following the effectiveness of the A&R Plan to satisfy the applicable exercise or purchase price of an award under the A&R Plan or the Original Plan and/or satisfy any applicable tax withholding obligation with respect to an award (including shares retained by the Company from the award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for award grants under the A&R Plan. To the extent that shares become or again are available for awards under the A&R Plan, then the number of shares available under the A&R Plan will be increased by the number of shares that were originally debited from the share reserve with respect to such award which for awards made under the Original Plan will be by 2.12 shares for each share subject to an award other than a stock option or SAR and by one share for each share subject to a stock option or a SAR, in each case, that become or again be available for issuance pursuant to the foregoing share counting provisions. Dividend equivalents paid in cash will not be counted against the number of shares reserved under the A&R Plan.
The A&R Plan does not allow the number of shares reserved under the A&R Plan to be increased with shares that are subject to a SAR but that are not issued in connection with the stock settlement of the SAR, or Company purchases on the open market with cash proceeds from the exercise of stock options.
Types of Awards. The A&R Plan authorizes the grant of the following types of incentive awards to eligible individuals: incentive stock options, non-qualified stock options, restricted stock awards, restricted stock unit awards, dividend equivalents, SARs, and other stock or cash based awards; any of which may be awarded in accordance with the terms of the A&R Plan. Awards to eligible individuals will be subject to the terms of an individual award agreement between the Company and the individual, which detail the terms and conditions of awards, including any applicable vesting (including performance-based vesting) and payment terms and post-termination exercise limitations.
Stock Options. Stock options may be granted under the A&R Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares at a specified exercise price. The exercise price per share for each stock option will be set by the Administrator, but may not be less than the fair market value on the date of the grant, except with respect to certain substitute awards granted in connection with a corporate transaction. The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to a seven-year limitation. Notwithstanding the foregoing but subject to applicable law, an award agreement may provide for (i) the automatic 30-day extension of the term of such stock option or SAR if, on the last business day of the term, exercise is prohibited by applicable law or shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, or (ii) the automatic exercise of in-the-money stock options or SARs if a participant has not exercised such award as of the last day of the award term.
Incentive Stock Options. Incentive stock options may be granted only to employees of the Company. No person who qualifies as a greater-than-10% stockholder of the Company may be granted an incentive stock option, unless such incentive stock option conforms to the applicable provisions of Section 422 of the Code.
Non-Qualified Stock Options. Non-qualified stock options may be granted to employees, directors and/or consultants of the Company. With the consent of the holder, the Administrator is authorized to modify any incentive stock option granted under the A&R Plan to disqualify the stock option from treatment as an incentive stock option under Section 422 of the Code.
Restricted Stock. The Administrator may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the Administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the Administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the Administrator in the award program or the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, no dividends are payable with respect to restricted stock prior to vesting unless and until the vesting conditions are subsequently satisfied. Except as otherwise determined by the Administrator, restricted stock awards will lapse and immediately be surrendered to the Company without payment of consideration if the recipient terminates service to the Company before the restrictions on the award have expired.

Restricted Stock Units. The A&R Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the Administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of the Company’s stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award.
Dividend Equivalents. Dividend equivalents may be granted by the Administrator based on the dividends declared on common stock of the Company between the date of the award and the date that the award vests, is exercised, distributed or expires. Dividend equivalents will not be payable with respect to stock options or SARs. Dividend equivalents are converted to cash or additional shares of stock based on terms and limitations established by the Administrator. In addition, dividend equivalents will only be paid out to the holder to the extent that such vesting conditions of the underlying award are subsequently satisfied.
Stock Appreciation Rights. The Administrator is authorized to grant SARs to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the A&R Plan. A SAR entitles the holder to exercise the SAR to acquire shares of the Company’s stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the SAR award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the exercise price per share of the SAR and the fair market value of the share on the date of exercise by the number of shares subject to the award. The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to a seven-year limitation.
Other Stock or Cash Based Awards. The Administrator is authorized to make other stock or cash based awards to any eligible individual under the A&R Plan. Subject to the provisions of the A&R Plan, the number or value of shares to be awarded, conditions and criteria for vesting, and the vesting schedule, will be set by the Administrator.
Prohibition on Re-Pricing and Cash Buyouts. Under the A&R Plan, the Administrator may not, without the approval of the stockholders of the Company, authorize the re-pricing of any outstanding stock option or SAR to reduce its exercise price per share, or cancel any stock option or SAR in exchange for cash or another award when the exercise price per share exceeds the fair market value of the underlying shares.
Change in Control. In general, notwithstanding a Change in Control event (as that term is defined in the A&R Plan), each outstanding award will continue in effect or be assumed or an equivalent award substituted by the successor corporation. No single-trigger vesting acceleration applies under the A&R Plan in connection with a change in control. However, in the event the successor corporation refuses to assume or substitute for the award, such award will become fully vested and, if applicable, exercisable immediately prior to the consummation of the transaction and all forfeiture restrictions to lapse, and so notify the holder.
Certain Transactions. The Administrator has broad discretion to equitably adjust the provisions of the A&R Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, combinations or exchanges of shares, a Change in Control event, mergers, consolidations or other distributions (other than normal cash dividends) of Company assets to stockholders. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to outstanding awards.
Termination or Amendment of the A&R Plan. The Board has the authority to amend, suspend, or discontinue the A&R Plan subject to any stockholder approval that is required by applicable law or listing agency rules. The Administrator may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant’s consent. No incentive stock option may be granted under the A&R Plan after ten years from the earlier of (i) the date the Board adopted the A&R Plan or (ii) the date the Company’s stockholders approved the A&R Plan. The applicable provisions of the Original Plan and the Committee’s authority will continue with respect to any awards then outstanding.
Claw-backs. All awards made under the A&R Plan are subject to any claw-back policy implemented by the Company, including the Company’s Policy for Recovery of Erroneously Awarded Compensation or any other clawback policy adopted to comply with the requirements of applicable law.
Transferability; Participant Payments. Except as the Administrator may determine or provide in an award agreement, awards under the A&R Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. Any permitted transfer of an Award will not be for consideration, except as required by applicable law. With regard to tax withholding or exercise price obligations arising in connection with awards under the A&R Plan, such amounts may be paid by cash, wire transfer or check, shares of common stock that meet specified conditions, or such other consideration as the Administrator deems suitable (if permitted by the Administrator), a “market sell order,” or any combination of the foregoing. If shares are withheld or surrendered to satisfy tax withholding obligations, the number of shares so withheld or surrendered may not exceed the aggregate amount of such obligations based on the maximum individual statutory withholding rates for the applicable jurisdiction.

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the A&R Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. If an optionee is granted a non-qualified stock option under the A&R Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards. The current federal income tax consequences of other awards authorized under the A&R Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code
Certain types of awards under the A&R Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the A&R Plan and awards granted under the A&R Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the A&R Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits
Except with respect to grants of Company common stock, RSUs or DSUs that will be awarded to each non-employee director serving on our Board on the date of this annual meeting as reflected in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees and consultants may receive under the A&R Plan in the future, will be determined in the discretion of our Board or Compensation Committee, and neither our Board nor the Compensation Committee has made any determination to make future grants to any persons under the A&R Plan as of the date of this annual meeting. Therefore, it is not possible to determine the future benefits that will be received by these participants under the A&R Plan, or the benefits that would have been received by such participants if the A&R Plan had been in effect in the year ended December 31, 2025.

Name and Position	Dollar Value ($)(1)	Number of Shares (#)
Ashish Masih, President and Chief Executive Officer	-	-
Tomas C. Hernanz, Executive Vice President, Chief Financial Officer, and Treasurer	-	-
Ryan B. Bell, President, Midland Credit Management	-	-
John Yung, President, International and Cabot Credit Management	-	-
Andrew E. Asch, Senior Vice President, General Counsel, Government Affairs and Secretary	-	-
Jonathan C. Clark, Former Executive Vice President, Chief Financial Officer, and Treasurer	-	-
All Current Executive Officers as a Group	-	-
All Current Non-Employee Directors as a Group	$1,440,000	(2)
All Non-Executive Officer Employees, including all Current Officers who are not Executive Officers, as a Group	-	-
________________________________
(1)Pursuant to our director compensation program, each non-employee director serving on our Board on the date of the annual stockholders’ meeting will be awarded an equity award covering a number of shares having an aggregate value equal to $180,000.
(2)The aggregate number of shares of Company common stock, RSUs or DSUs to be granted to non-employee directors is not included in the table above as their equity awards will depend on the value of our common stock on the grant date.

Plan Benefits
The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Original Plan as of           , 2026. The closing per share market value of our stock on            , 2026 was $     .
Certain awards set forth in this table for the named executive officers were granted in 2025 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2025 and therefore also are included in the director compensation table set forth in this Proxy Statement and are not additional awards.

Name and Position	Restricted Stock Units (#)(1)	Performance- Stock Units (#)(2)
Ashish Masih, President and Chief Executive Officer
Tomas C. Hernanz, Executive Vice President, Chief Financial Officer, and Treasurer
Ryan B. Bell, President, Midland Credit Management
John Yung, President, International and Cabot Credit Management
Andrew E. Asch, Senior Vice President, General Counsel, Government Affairs and Secretary
Jonathan C. Clark, Former Executive Vice President, Chief Financial Officer, and Treasurer
All Current Executive Officers as a Group
All Current Non-Employee Directors as a Group
Current Director Nominees (other than Ashish Masih):
William C. Goings
Ashwini (Ash) Gupta
Jeffrey A. Hilzinger
Angela A. Knight
Michael P. Monaco
Laura Newman Olle
Richard P. Stovsky
Each Associate of any such Directors, Executive Officers or Nominees
Each Other Person who Received or are to Receive 5% of Such Options or Rights
All Employees, Including all Current Officers who are not Executive Officers, as a Group
________________________________
(1)Includes RSUs and DSUs.
(2)Represents the number of PSU awards that have vested and, for unvested awards as of         , 2026, the target number of shares underlying such PSU awards.

Required Vote
The affirmative vote of the majority of the shares voting for or against, represented at the meeting or by proxy, will be required for the approval of this proposal, meaning that a majority of votes cast must be voted "FOR" the proposal for it to be approved. Abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval, although they will be counted for purposes of determining whether there is a quorum present.

The Board of Directors recommends a vote FOR, the proposal to approve the Amended and Restated Encore Capital Group, Inc. 2017 Incentive Award Plan.

AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (PROPOSAL NO. 5)

Proposal
Background and Proposed Amendment
In August 2022, the State of Delaware, enacted legislation that enables companies to limit the liability of officers in limited circumstances. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) authorizes Delaware corporations to eliminate or limit the personal liability of officers for monetary damages associated with claims of breach of their duty of care to a corporation in certain instances (referred to as “exculpation”). Prior to this amendment, exculpation from personal liability for monetary damages associated with breaches of the duty of care was available only for directors (subject to certain limitations set forth in Section 102(b)(7) of the DGCL), but not to officers.
Our Amended and Restated Certificate of Incorporation currently provides for the exculpation of directors but does not have a similar limitation of liability for our officers. After careful consideration, our Board, following the recommendation of the NCG Committee, unanimously approved and is now recommending to stockholders an amendment to our Amended and Restated Certificate of Incorporation to provide for the exculpation of officers of the Company from personal liability for monetary damages associated with breaches of the duty of care (the “Amendment”), as now permitted under the DGCL. The Board believes that it is advisable and in the best interests of the Company and our stockholders to include such exculpation of our officers in the Amended and Restated Certificate of Incorporation and is asking our stockholders to approve the Amendment to provide for such exculpation in accordance with Delaware law.
If this proposal is approved by the Company’s stockholders, Article Eight of our Amended and Restated Certificate of Incorporation will be amended and replaced to read in its entirety as set forth below:
“To the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, repeal or modification of this provision, or the adoption of any provision of the Certificate of Incorporation inconsistent with this provision, shall not adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption.”
This description of the proposed Amendment is a summary and is qualified by the full text of the Amendment, which is attached to this Proxy Statement as Appendix C. You are urged to read the Amendment carefully and in its entirety.
Effect of and Reasons for the Proposed Amendment
If adopted, the Amendment would limit the ability of the Company’s stockholders to seek monetary damages directly against our officers for breach of their fiduciary duties, except for monetary liability for: (i) any breach of an officer’s duty of loyalty; (ii) any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; (iv) any transaction from which the officer derived an improper personal benefit; or (v) liability in any action brought directly by the Company or derivative actions brought by stockholders on behalf of the Company.
Under the DGCL, only the following categories of our officers would be entitled to exculpation: (i) the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) an individual identified in our public filings with the SEC as one of the most highly compensated executive officers of the Company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

Eliminating personal monetary liability for officers under certain circumstances would, in the view of the Board, not only be reasonable and appropriate but would also facilitate our goals of attracting and retaining talented officers and addressing developments in law.
While the Board believes that our officers should be held to the highest standards when carrying out their duties to the Company and its stockholders, the Board also believes that exposing officers to personal liability for decisions made or actions taken on behalf of the Company, including for unintentional mistakes, could adversely impact the ability of our officers to make decisions that are most appropriate for the Company. In addition, the nature and role of officers often requires them to make decisions on crucial matters and in response to time sensitive opportunities and challenges. These demands can create substantial risk of investigations, claims or actions seeking to impose liability in hindsight regardless of merit. In the absence of such protection, individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit, which could limit the pool of qualified individuals willing to serve as officers of the Company, particularly in an environment in which we expect our peers and others with whom we compete for talent to adopt similar exculpation provisions if they have not already. Given that our Amended and Restated Certificate of Incorporation currently provides for the exculpation of directors but does not include a provision that allows for the exculpation of officers, the Amendment would more generally align the protections available to our directors under our governing documents and Delaware law with those available to our officers, enabling them to exercise their business judgment in furtherance of the interests of our stockholders without the potential for distraction posed by the risk of personal liability.
Other than the replacement of the existing Article Eight of the Amended and Restated Certificate of Incorporation by the proposed new Article Eight, the remainder of the Amended and Restated Certificate of Incorporation will remain unchanged.
Implementing the Proposed Amendment
If our stockholders approve the proposed Amendment by the requisite vote of a majority of the outstanding shares of common stock entitled to vote thereon, the Amendment will become effective upon the filing of a Certificate of Amendment setting forth the Amendment with the Secretary of State of the State of Delaware (or such later time as may be set forth therein). We expect to file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Appendix C if, and as soon as practicable after, this proposal is approved at the annual meeting.
If the Amendment is not approved by our stockholders or, if in accordance with the DGCL and notwithstanding stockholder approval of the Amendment, the Board elects to abandon the Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of a Certificate of Amendment, then our Amended and Restated Certificate of Incorporation will remain unchanged.

Required Vote
The affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon is required to approve and adopt the proposed amendment to our Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

The Board of Directors recommends a vote FOR the approval and adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of officers.

NON-BINDING VOTE TO APPROVE THE FREQUENCY OF NON-BINDING STOCKHOLDER VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 6)

Proposal
The Dodd-Frank Act and Section 14A of the Exchange Act also provide that stockholders must be given the opportunity to vote no less frequently than once every six years on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 6, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
In accordance with Section 14A of the Exchange Act, we are requesting your advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS or abstaining. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future say-on-pay votes.
We recommend that our stockholders select a frequency of every ONE YEAR. In 2020, our Board recommended, and our stockholders approved holding a say-on-pay vote every year. At the recommendation of our Compensation Committee, our Board determined that it would be in the best interests of our stockholders to continue conducting an advisory vote on executive compensation annually. In making this determination, our Board took into consideration current corporate governance trends and emerging best practices.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

Required Vote
    The affirmative vote of a majority of the shares voting, represented at the meeting or by proxy, on this proposal shall determine the stockholders' preference with regard to the frequency of future advisory votes on the compensation of the Company's named executive officers. In the event that no frequency option receives such a majority of the votes cast, the Company will consider the frequency option that receives the greatest number of votes to be the option selected by stockholders. This vote is advisory and non-binding on the Company, the Board of Directors or any committee thereof. Abstentions and broker non-votes with respect to this proposal will not be counted in determining the number of shares necessary for approval, although they will be counted for purposes of determining whether there is a quorum present.

The Board of Directors recommends that stockholders vote ONE YEAR in a non-binding advisory vote, as the frequency of future non-binding advisory stockholder votes to approve the compensation of the Company’s named executive officers.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Pursuant to SEC Rule 14a-8, “Stockholder Proposals,” proposals to be considered for inclusion in our proxy materials for the 2027 annual meeting, must be received at our principal executive offices by December 30, 2026 if our 2027 annual meeting is held within 30 days of June 12, 2027. If, however, our 2027 annual meeting is more than 30 days before or after June 12, 2027, proposals for the meeting must be received by a reasonable time before we print and mail our proxy statement for that meeting. Such proposals may be included in our proxy materials if they comply with requirements as to form and substance established by the SEC.
Under our Bylaws, a stockholder who wishes to nominate directors or bring other business before the 2027 annual meeting of stockholders without including the proposal in our proxy materials for that meeting must notify us no earlier than February 12, 2027, and no later than March 14, 2027, unless, for purposes of a stockholder proposal, the date of the 2027 annual meeting of stockholders is called for a date that is not within 30 days before or 60 days after June 12, 2027 (in which event the stockholder must notify us by not more than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting or the tenth day following the day on which the notice of the date of the annual meeting is first disclosed by the Company, whichever first occurs). If the stockholder fails to give notice by this date, such proposal shall be denied.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Encore’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and our bylaws no later than March 14, 2027.
Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws. We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2027 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by Encore with the SEC without charge from the SEC’s website at: www.sec.gov.

ADDITIONAL INFORMATION

Annual Report on Form 10-K
We are providing with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which includes financial statements, schedules and a list of Exhibits. Any stockholder of record who wishes to receive an additional copy of the annual report or this proxy statement or any of the Exhibits may (1) call toll free at 1-800-579-1639 or call Encore at 858-309-6442 or (2) mail a request to: Encore Capital Group, Inc., 350 Camino De La Reina, Suite 100, San Diego, CA 92108, Attention: Corporate Secretary, and we will promptly deliver the requested materials to you upon your request.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 12, 2026
Our proxy statement and Annual Report on Form 10-K are available at the following website address: www.proxyvote.com

OTHER MATTERS
As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ENCORE CAPITAL GROUP, INC.

Ashish Masih
President and Chief Executive Officer
April    , 2026

Appendix A

Non-GAAP Disclosure
Management believes that the presentation of the non-GAAP financial information below is meaningful and useful in understanding the performance of the Company with respect to compensation targets established by the Compensation Committee as part of the Company’s compensation program for 2025. Readers should consider the information in addition to, but not instead of, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of these measures for comparative purposes
2025 and Three-Year Average Pre-Tax Return on Invested Capital (“ROIC”)
Three-Year Pre-Tax Return on Invested Capital is the performance measure for the 2025 ROIC PSUs. Management believes ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return. Management uses ROIC as a measure to monitor and evaluate operating performance relative to our invested capital. ROIC is calculated as adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as the aggregate of average Net Debt (defined below) and average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two. Three-year average ROIC is the simple average of ROIC for the past three years.

	Year Ended December 31,
(in thousands, unaudited)	2025	2024	2023
Numerator
GAAP Income from operations	$ 626,647	$ 157,330	$ 16,535
Adjustments:(1)
Acquisition, integration and restructuring related expenses(2)	3,201	10,681	7,952
Expenses related to certain acquired intangible assets(3)	-	-	3,509
Goodwill impairment(4)	-	100,600	238,200
Impairment of assets(4)	-	18,544	18,726
Changes in recoveries related to exit activities(5)	-	30,098	-
Adjusted income from operations	$ 629,848	$ 317,253	$ 284,922

Denominator
Average Net Debt(6)	$ 3,715,386	$ 3,373,912	$ 3,015,644
Average equity	872,041	851,934	1,058,082
Total average invested capital	$ 4,587,427	$ 4,225,846	$ 4,073,726

Pre-Tax ROIC	13.7%	7.5%	7.0%

Three Year Average ROIC	9.4%
________________________
(1)Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
A-1

(3)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
(4)We recorded non-cash goodwill impairment charges of $100.6 million and $238.2 million related to our Cabot business during the years ended December 31, 2024 and December 31, 2023, respectively. We recorded a non-cash impairment of assets of $18.5 million in the year ended December 31, 2024. We also recorded non-cash impairments of intangible assets of $18.7 million in the years ended December 31, 2023. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(5)Amount represents the net present value of ERC eliminated as a result of the sale of portfolios associated with Cabot’s exit from the Italian NPL market and Spanish secured NPL market in the year ending December 31, 2024. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(6)Net Debt is a non-GAAP metric and is calculated as GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash. See reconciliation below:

	As of December 31,
(in thousands, unaudited)	2025	2024	2023	2022

GAAP Borrowings	$ 4,001,293	$ 3,672,762	$ 3,318,031	$ 2,898,821
Debt issuance costs and debt discounts	32,101	37,256	40,516	42,404
Cash & cash equivalents	(156,784)	(199,865)	(158,364)	(143,912)
Client cash	22,542	21,468	16,019	17,772
Net Debt	$ 3,899,152	$ 3,531,621	$ 3,216,202	$ 2,815,085
Adjusted EBITDA
Adjusted EBITDA is the primary financial performance measure used for calculating annual KCP bonus awards.

(in thousands, unaudited)	Year Ended December 31,
2025
GAAP net income, as reported	$256,834
Adjustments:
Interest expense	293,910
Loss on extinguishment of debt	1,614
Interest income	(4,955)
Provision for income taxes	79,325
Depreciation and amortization	28,760
Stock-based compensation expense	18,269
Acquisition, integration and restructuring related expenses(1)	3,201
Adjusted EBITDA	$676,958
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

A-2

Appendix B

AMENDED AND RESTATED ENCORE CAPITAL GROUP, INC.
2017 INCENTIVE AWARD PLAN
1.Purpose.
    The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. The Plan amends and restates in its entirety the Encore Capital Group, Inc. 2017 Incentive Award Plan (the “Original Plan”). Capitalized terms used in the Plan are defined in Section 11.
2.Eligibility.
    Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
3.Administration and Delegation.
(a)Administration.    The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
(b)Appointment of Committees.    To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of officers of the Company or any of its Subsidiaries. The Board or the Administrator, as applicable, may rescind any such delegation, may abolish any such committee or Committee and/or re-vest in itself any previously delegated authority at any time.
4.Stock Available for Awards.
(a)Number of Shares.    Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
(b)Share Recycling. Except as provided in subsection (c) below, if all or any part of an Award or a Prior Plan Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Awards under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation with respect to an Award or Prior Plan Award (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award under the Plan. To the extent that Shares become or again are available for Awards under the Plan in accordance with this Section 4(b), then the number of Shares available for Awards under the Plan shall increase by the number of Shares that were originally debited from the share reserve with respect to such Award (or, with respect to Prior Plan Awards, by (i) 2.12 Shares for each such Share subject to an award other than an option or a stock appreciation right granted under the Prior Plan and (ii) one Share for each such Share subject to an option or a stock appreciation right granted under the Prior Plan). The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit. Further notwithstanding anything to the contrary contained herein, no Shares shall again be available for future grants of Awards under the Plan pursuant to this Section 4(b) to the extent that such return of shares would cause the Plan to be a “formula” or “evergreen” plan or constitute a “material revision” or “material amendment” subject to stockholder approval under the requirements of the established stock exchange on which the Company’s securities are traded.

(c)Limitation on Share Recycling. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4(a) and shall not be available for future grants of Awards:
(i)Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and
(ii)Shares purchased on the open market with the cash proceeds from the exercise of Options or options granted under the Prior Plan.
(d)Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 6,363,571 Shares may be issued pursuant to the exercise of Incentive Stock Options, and no Shares may again be optioned, granted or awarded if it would cause an Incentive Stock Option not to qualify as an Incentive Stock Option.
(e)Substitute Awards.    In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.
(f)Individual Award Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 8, the maximum aggregate number of Shares with respect to one or more Awards denominated in and/or paid in Shares that may be granted to any one person during any fiscal year of the Company shall be 2,000,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be $10,000,000.
(g)Non-Employee Director Award Limit.    Notwithstanding any provision to the contrary in the Plan, the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $600,000 (the “Director Limit”).
5.Stock Options and Stock Appreciation Rights.
(a)General.    The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section 5(f) with respect to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations of the Plan or as the Administrator may impose.
(b)Exercise Price.    The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
(c)Duration of Options.    Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed seven years. Notwithstanding the foregoing but subject to Applicable Laws, an Award Agreement may provide that, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option), (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Laws or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of such Option or Stock Appreciation Right shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.
(d)Exercise; Notification of Disposition.    Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5(e) for the number of Shares for which the Award is exercised and (ii) as specified in Section 9(e) for any applicable withholding taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share. Notwithstanding the foregoing but subject to Applicable Laws, an Award Agreement may provide that, if on the last day of the term of an Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the per Share exercise price of such Option or Stock Appreciation Right, and the Participant has not exercised the Option or Stock Appreciation Right, such Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of such Option or Stock Appreciation Right. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and applicable taxes; provided, however, that any fractional Share (if permitted) shall be settled in cash.
(e)Payment Upon Exercise.    The exercise price of an Option must be paid in cash or by check payable to the order of the Company or, subject to Section 10(h), any Company insider trading policy (including blackout periods) and Applicable Laws, by:
(i)if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price;
(ii)delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (A) such payment method is then permitted under Applicable Laws, (B) such Shares, if acquired directly from the Company, were owned by the Participant for a minimum time period that the Company may establish and (C) such Shares are not subject to repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(iii)surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(iv)to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(v)any combination of the above permitted payment forms (including cash or check).
(f)Additional Terms of Incentive Stock Options.    The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of its present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person qualifying as a Greater Than 10% Stockholder may be granted an Incentive Stock Option, unless such Incentive Stock Option conforms to Section 422 of the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. The Administrator may modify an Incentive Stock Option with the holder’s consent to disqualify such Option as an Incentive Stock Option. All Options intended to qualify as Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired from the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, (i) if an Option (or any part thereof) intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (ii) for the Administrator’s actions or omissions that cause an Option not to qualify as an Incentive Stock Option, including the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to qualify as an Incentive Stock Option. Any Option that is intended to qualify as an Incentive Stock Option, but fails to qualify for any reason, including the portion of any Option becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
6.Restricted Stock; Restricted Stock Units.
(a)General.    The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares if issued at no cost) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
(b)Restricted Stock.
(i)Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.
(ii)Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.
(c)Restricted Stock Units.
(i)Settlement. When a Restricted Stock Unit vests, the Participant will be entitled to receive from the Company one Share, an amount of cash or other property equal to the Fair Market Value of one Share on the settlement date or a combination of both, as the Administrator determines and as provided in the Award Agreement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(ii)Stockholder Rights.  A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
7.Other Stock or Cash Based Awards; Dividend Equivalents.
    (a)    Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to the conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

(b)    Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units or an Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator or unless deferred in a manner intended to comply with Section 409A.
8.Adjustments for Changes in Common Stock and Certain Other Events.
(a)In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and/or making a cash payment to Participants. The adjustments provided under this Section 8(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
(b)In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:
(i)the number and kind of Shares (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued and specifically including for the avoidance of doubt adjustments to the Incentive Stock Options limitation set forth in Section 4(d) and the individual award limitation set forth in Section 4(f));
(ii)the number and kind of Shares (or other securities or property) subject to outstanding Awards;
(iii)the grant or exercise price with respect to any Award; and
(iv)the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).
(c)In the event of any transaction or event described in Section 8(b) hereof (including without limitation any Change in Control) or any unusual or nonrecurring transaction or event affecting the Company or the financial statements of the Company, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(i)To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;
(ii)To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(iii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iv)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;
(v)To replace such Award with other rights or property selected by the Administrator; and/or
(vi)To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
(d)Notwithstanding Section 8(b) or 8(c) above, if a Change in Control occurs and a Participant’s then-outstanding Awards are not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), then immediately before the Change in Control such Awards will become fully vested, exercisable and payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards will lapse. Such Awards will be canceled upon the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock, which (A) may be on such terms and conditions generally applicable to holders of Common Stock under the Change in Control documents (including any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (B) is determined based on the number of Shares subject to such Awards and net of any applicable exercise price; provided that if any Awards constitute “nonqualified deferred compensation” not payable upon the Change in Control without the imposition of taxes under Section 409A, the timing of such payments will be governed by the Award Agreement (subject to any deferred consideration provisions under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award upon the Change in Control is zero or less, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
(e)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.
(f)Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8(a) above or the Administrator’s action under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.
(g)No action shall be taken under this Section 8 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

9.General Provisions Applicable to Awards.
(a)Transferability.    Except as the Administrator may determine or provide in an Award Agreement or otherwise, in accordance with Applicable Laws (and subject to the applicable requirements for Shares underlying Awards to be registered on Form S-8 under the Securities Act), Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves under Applicable Laws.
(b)Documentation.    Each Award will be evidenced in an Award Agreement, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)Discretion.    Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
(d)Termination of Status.    The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
(e)Withholding.    Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company or one of its Subsidiaries may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to Section 10(h) and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds or check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms in its discretion, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America). If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
(f)Amendment of Award.    Subject to Section 9(i), the Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The

Participant’s consent to such action will be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 8 or pursuant to Section 10(f).
(g)Conditions on Delivery of Stock.    The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h)Acceleration.    The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
(i)Prohibition on Repricing. Subject to Section 8, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.
(j)Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.
(k)Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9(e): (i) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (iii) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company and its Subsidiaries harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the Company, its Subsidiaries or their designee receives proceeds of such sale that exceed the amount owed, the Company or its Subsidiary will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (v) the Company, its Subsidiaries and their designees are under no obligation to arrange for such sale at any particular price; and (vi) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
10.Miscellaneous.
(a)No Right to Employment or Other Status.   No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate their respective relationships with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
(b)No Rights as Stockholder; Certificates.   Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

(c)Effective Date.    The Plan (as amended and restated) will become effective on the date it is approved by the Company’s stockholders. No Incentive Stock Option may be granted under the Plan after ten years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective, no Awards will be granted under the Plan, and the Original Plan will continue in full force and effect in accordance with its terms.
(d)Amendment of Plan.    The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(e)Provisions for Foreign Participants.  The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
(f)Section 409A.
(i)General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant, “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(ii)Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(iii)Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award subject to Section 409A to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
(g)Limitations on Liability.  Notwithstanding any other provisions of the Plan, and to the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
(h)Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
(i)Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company and its Subsidiaries and affiliates hold regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10(i) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10(i). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
(j)Severability.  If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
(k)Governing Documents.  If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
(l)Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
(m)Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy implemented to comply with Applicable Laws, including the Company’s Policy for Recovery of Erroneously Awarded Compensation or any other clawback policy adopted to comply with Applicable Laws, as set forth in such claw-back policy or the Award Agreement.
(n)Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

(o)Conformity to Applicable Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
(p)Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
11.Definitions. As used in the Plan, the following words and phrases will have the following meanings:
(a)“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
(b)“Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.
(c)“Applicable Laws” include, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
(d)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents or Other Stock or Cash Based Awards.
(e)“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
(f)“Board” means the Board of Directors of the Company.
(g)“Change in Control” means (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person (as defined in Section 3(a)(9) of the Exchange Act) or group of related persons (as such term is defined under Section 13(d) of the Exchange Act, “Group”); (ii) the Company’s stockholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; (iii) any person or Group becomes the beneficial owner, directly or indirectly, of shares representing more than 50.1% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or Group has the power and authority to vote such shares; or (iv) the completion of a merger, reorganization, consolidation or other corporate transaction involving the Company in which holders of the Company’s Voting Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation or other entity resulting from the transaction; provided that the following events will not constitute a “Change in Control”: (A) a reincorporation of the Company solely to change its jurisdiction; or (B) a transaction primarily undertaken to create a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, if a Change in Control would trigger a payment or settlement event for any Award that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) to trigger the payment or settlement event for such Award, to the extent required by Section 409A.
(h)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
(i)“Committee” means one or more committees or subcommittees comprised of one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(j)“Common Stock” means the common stock of the Company.
(k)“Company” means Encore Capital Group, Inc., a Delaware corporation, or any successor.
(l)“Consultant” means any person or entity, including any adviser, engaged by the Company or any of its Subsidiaries to render services to such entity that qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.
(m)“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
(n)“Director” means a Board member.
(o)“Dividend Equivalents” means a right granted to a Participant under Section 7(b) to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
(p)“DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
(q)“Employee” means any employee of the Company or its Subsidiaries.
(r)“Equity Restructuring” means, as the Administrator determines, a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causing a change in the per share value of the Common Stock underlying outstanding Awards.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the first market trading day immediately before such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the date immediately before such date on which sales prices are reported, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
(u)“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
(v)“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
(w)“Non-Qualified Stock Option” means an Option, or portion thereof, not intended to qualify, or not qualifying, as an Incentive Stock Option.
(x)“Option” means an option to purchase Shares.
(y)“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise denominated in, based on or linked to, Shares or other property.
(z)“Overall Share Limit” means the total number of shares available for grant under the Plan, which equals 6,363,571 Shares plus (ii) the number of Shares that are subject to Prior Plan Awards granted prior to June 15, 2017 that again become available for issuance pursuant to Section 4.
(aa)“Participant” means a Service Provider who has been granted an Award.
(ab)“Performance Criteria” means the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include, but is not limited to, the following: (A) the attainment by a Share of a specified Fair Market Value for a specified period of time (including any appreciation in and/or maintenance of the price per Share or any other publicly traded securities of the Company); (B) book value per Share; (C) earnings per Share; (D) return on assets; (E) return on equity; (F)

return on investments; (G) return on invested capital or internal rate of return; (H) total stockholder return; (I) earnings or net income of the Company before or after taxes and/or interest; (J) pretax income before allocation of corporate overhead and bonus; (K) budget; (L) earnings before interest, taxes, depreciation and amortization; (M) revenues; (N) market share; (O) cash flow or cost reduction; (P) division, group or corporate financial goals; (Q) interest expense after taxes; (R) economic value created; (S) improvements in capital structure; (T) gross margin; (U) operating margin; (V) net cash; (W) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, working capital, goals relating to acquisitions or divestitures, land management, sales or closings, inventory control, inventory, land or lot improvement or reduction, implementation or completion of critical projects, economic value; (X) return on sales; (Y) adjusted earnings or loss per Share; (Z) employee satisfaction; (AA) certain financial ratios (including those measuring liquidity, activity, profitability or leverage); (BB) debt levels or reductions; (CC) financing and other capital raising transactions; (DD) year-end cash; (EE) investment sourcing activity; (FF) marketing initiatives; (GG) dividends; (HH) profit margin; (II) gross profits; (JJ) comparisons with various stock market indices; (KK) increase in number of customers; (LL) loan origination; (MM) bringing assets to market; (NN) resolution of administrative or judicial proceedings or disputes; (OO) collections; (PP) cost to collect; or (QQ) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators.
(i)The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of any performance goals. Such adjustments may include one or more of the following: (A) items related to a change in accounting principle; (B) items relating to financing activities; (C) expenses for restructuring or productivity initiatives; (D) other non-operating items; (E) items related to acquisitions; (F) items attributable to the business operations of any entity acquired by the Company during a performance period; (G) items related to the disposal of a business or segment of a business; (H) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (I) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during a performance period; (J) any other items of significant income or expense which are determined to be appropriate adjustments; (K) items relating to unusual or infrequently occurring corporate transactions, events or developments; (L) items related to amortization of acquired intangible assets; (M) items that are outside the scope of the Company’s core, on-going business activities; (N) items related to acquired in-process research and development; (O) items relating to changes in tax laws; (P) items relating to major licensing or partnership arrangements; (Q) items relating to asset impairment charges or other non-cash charges; (R) items relating to gains or losses for litigation, arbitration and contractual settlements; (S) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (T) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions
(ac)“Plan” means this Amended and Restated 2017 Incentive Award Plan, as it may be amended from time to time.
(ad)“Prior Plan” means the Encore Capital Group, Inc. 2013 Incentive Compensation Plan.
(ae)“Prior Plan Award” means an award outstanding under the Prior Plan as of June 15, 2017.
(af) “Restricted Stock” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.
(ag)“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such payment date, subject to certain vesting conditions and other restrictions.
(ah)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
(ai)“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
(aj)“Securities Act” means the Securities Act of 1933, as amended.
(ak)“Service Provider” means an Employee, Consultant or Director.
(al)“Shares” means shares of Common Stock.
(am)“Stock Appreciation Right” means a stock appreciation right granted under Section 5.

(an)“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
(ao)“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(ap)“Termination of Service” means the date the Participant ceases to be a Service Provider.
* * *

Appendix C

Certificate of Amendment - Officer Exculpation

Third Certificate of Amendment of
Certificate of Incorporation of
Encore Capital Group, Inc.

FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is Encore Capital Group, Inc. The corporation was incorporated in the State of Delaware on April 29, 1999 under the original name “MCM Capital Group, Inc.”

SECOND: At a meeting of the Board of Directors of Encore Capital Group, Inc., resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of said corporation, declaring said amendment to be advisable and directing that the proposed amendment to be considered at the next annual meeting of the stockholders.

The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article Eight to read in its entirety as follows:

“To the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, repeal or modification of this provision, or the adoption of any provision of the Certificate of Incorporation inconsistent with this provision, shall not adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption.”

THIRD: Thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: The foregoing amendment was duly adopted in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this __ day of _______, 2026.

Encore Capital Group, Inc.

By:_______________________
Andrew Asch
Secretary
C-1

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94471-P51641 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENCORE CAPITAL GROUP, INC.

The Board recommends that you vote FOR each of the nominees listed in proposal 1.

1. Election of Directors

Nominees:	For	Withhold
1a. Michael P. Monaco	☐	☐
1b. William C. Goings	☐	☐
1c. Ashwini (Ash) Gupta	☐	☐
1d. Jeffrey A. Hilzinger	☐	☐
1e. Angela A. Knight	☐	☐
1f. Laura Newman Olle	☐	☐
1g. Richard P. Stovsky	☐	☐
1h. Ashish Masih	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Non-binding advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of BDO USA, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
4. Approval of the Amended and Restated Encore Capital Group, Inc. 2017 Incentive Award Plan.	☐	☐	☐
5. Approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for proposal 6.	1 Year	2 Years	3 Years	Abstain
6. Non-binding vote on the frequency of non-binding stockholder vote to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: This Proxy, when properly executed will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of each of the above-listed nominees, FOR (in a non-binding vote) PROPOSAL 2, FOR PROPOSALS 3, 4 and 5, and for 1 YEAR (in a non-binding vote) for PROPOSAL 6. This proxy also confers discretionary authority to vote on such other matters as may come before the Annual Meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at such meeting or at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V94472-P51641

ENCORE CAPITAL GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS, JUNE 12, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders to be held on June 12, 2026 and the Proxy Statement and appoint(s) Ashish Masih and Andrew Asch, or either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Encore Capital Group, Inc. that the undersigned is entitled to vote, either on his own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders to be held via the internet at www.virtualshareholdermeeting.com/ECPG2026 on June 12, 2026 at 12:00 p.m. Eastern Time, and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side